                                                                   EXHIBIT 10.15

================================================================================

                    CREDIT, GUARANTEE AND SECURITY AGREEMENT


================================================================================

                                      AMONG

                          GENTEK INC. AND NOMA COMPANY,
    DEBTORS AND DEBTORS-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  AS BORROWERS
                                  ------------

                                       AND

                  THE SUBSIDIARIES OF GENTEK INC. NAMED HEREIN,

                                  AS GUARANTORS
                                  -------------

                                       AND

                            THE LENDERS PARTY HERETO,

                                       AND

                              JPMORGAN CHASE BANK,

                             AS ADMINISTRATIVE AGENT
                             -----------------------




================================================================================

                           DATED AS OF MARCH 21, 2003

================================================================================










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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS...........................................................................................3
         SECTION 1.1 Defined Terms...............................................................................3
         SECTION 1.2 Terms Generally............................................................................17

SECTION 2. AMOUNT AND TERMS OF CREDIT...........................................................................17
         SECTION 2.1 Loans; Canadian Commitments................................................................17
         SECTION 2.2 Letters of Credit..........................................................................17
         SECTION 2.3 Participations.............................................................................20
         SECTION 2.4 Nature of Letter of Credit Obligations Absolute............................................22
         SECTION 2.5 Disbursement Procedures....................................................................23
         SECTION 2.6 Making of Loans............................................................................23
         SECTION 2.7 Repayment of Loans; Evidence of Debt.......................................................24
         SECTION 2.8 Interest Rates.............................................................................24
         SECTION 2.9 Default Interest...........................................................................26
         SECTION 2.10 Optional Termination or Reduction of US Commitments and Canadian Commitments..............26
         SECTION 2.11 Alternate Rate of Interest................................................................26
         SECTION 2.12 Refinancing of Loans......................................................................27
         SECTION 2.13 Mandatory Prepayment; Cash Collateralization..............................................28
         SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Lenders....................................29
         SECTION 2.15 Reserve Requirements; Change in Circumstances.............................................30
         SECTION 2.16 Change in Legality........................................................................32
         SECTION 2.17 Pro Rata Treatment, etc...................................................................32
         SECTION 2.18 Taxes.....................................................................................33
         SECTION 2.19 Certain Fees..............................................................................36
         SECTION 2.20 Commitment Fees...........................................................................36
         SECTION 2.21 Letter of Credit Fees.....................................................................37
         SECTION 2.22 Nature of Fees............................................................................37
         SECTION 2.23 Payment of Obligations....................................................................37
         SECTION 2.24 Calculations in Respect of Alternative Currency Letters of Credit.........................37
         SECTION 2.25 Priority and Liens........................................................................38
         SECTION 2.26 Security Interest in Letter of Credit Account.............................................39
         SECTION 2.27 Right of Set-Off..........................................................................40
         SECTION 2.28 Use of Cash Collateral....................................................................40
         SECTION 2.29 No Discharge; Survival of Claims..........................................................40

SECTION 3. REPRESENTATIONS AND WARRANTIES.......................................................................41
         SECTION 3.1 Organization and Authority.................................................................41
         SECTION 3.2 Due Execution..............................................................................41
         SECTION 3.3 Statements Made............................................................................42
         SECTION 3.4 Financial Statements.......................................................................42
         SECTION 3.5 Ownership..................................................................................42
         SECTION 3.6 Liens......................................................................................42
         SECTION 3.7 Compliance with Law........................................................................43
         SECTION 3.8 Insurance..................................................................................43
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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         SECTION 3.9 Use of Proceeds............................................................................43
         SECTION 3.10 Litigation................................................................................43
         SECTION 3.11 Security Interests........................................................................43

SECTION 4. CONDITIONS OF LENDING................................................................................44
         SECTION 4.1 Effective Date.............................................................................44
         SECTION 4.2 Conditions Precedent to Each Credit Event..................................................46

SECTION 5. AFFIRMATIVE COVENANTS................................................................................47
         SECTION 5.1 Financial Statements, Reports, etc.........................................................47
         SECTION 5.2 Existence..................................................................................47
         SECTION 5.3 Insurance..................................................................................47
         SECTION 5.4 Obligations and Taxes......................................................................48
         SECTION 5.5 Notice of Event of Default, etc............................................................48
         SECTION 5.6 Access to Books and Records................................................................48
         SECTION 5.7 Additional Subsidiaries and Collateral.....................................................48
         SECTION 5.8 Use of Proceeds............................................................................48

SECTION 6. NEGATIVE COVENANTS...................................................................................49
         SECTION 6.1 Liens......................................................................................49
         SECTION 6.2 Merger, etc................................................................................49
         SECTION 6.3 Indebtedness...............................................................................49
         SECTION 6.4 Consolidated EBITDA........................................................................49
         SECTION 6.5 Guarantees and Other Liabilities...........................................................50
         SECTION 6.6 Chapter 11 Claims..........................................................................50
         SECTION 6.7 Transactions with Affiliates...............................................................50
         SECTION 6.8 Nature of Business.........................................................................51
         SECTION 6.9 Dividends; Capital Stock...................................................................51
         SECTION 6.10 Investments, Loans and Advances...........................................................51
         SECTION 6.11 Disposition of Assets.....................................................................51

SECTION 7. EVENTS OF DEFAULT....................................................................................52
         SECTION 7.1 Events of Default..........................................................................52

SECTION 8. THE AGENT............................................................................................53
         SECTION 8.1 Administration by Agent....................................................................53
         SECTION 8.2 Advances and Payments......................................................................53
         SECTION 8.3 Sharing of Setoffs.........................................................................55
         SECTION 8.4 Agreement of Required Lenders..............................................................56
         SECTION 8.5 Liability of Agent.........................................................................56
         SECTION 8.6 Reimbursement and Indemnification..........................................................56
         SECTION 8.7 Rights of Agent............................................................................57
         SECTION 8.8 Independent Lenders........................................................................57
         SECTION 8.9 Successor Agent............................................................................57
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                                       ii



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                                TABLE OF CONTENTS
                                  (CONTINUED)

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SECTION 9. GUARANTEE............................................................................................57
         SECTION 9.1 Guarantee..................................................................................57
         SECTION 9.2 Right of Contribution......................................................................58
         SECTION 9.3 No Subrogation.............................................................................58
         SECTION 9.4 Amendments, etc. with respect to the Obligations...........................................59
         SECTION 9.5 Guarantee Absolute and Unconditional.......................................................59
         SECTION 9.6 Reinstatement..............................................................................60
         SECTION 9.7 Payments...................................................................................60

SECTION 10. REMEDIES; APPLICATION OF PROCEEDS...................................................................60
         SECTION 10.1 Remedies; Obtaining the Collateral Upon Default...........................................60
         SECTION 10.2 Remedies; Disposition of the Collateral...................................................61
         SECTION 10.3 Application of Proceeds...................................................................62
         SECTION 10.4 WAIVER OF CLAIMS..........................................................................62
         SECTION 10.5 Remedies Cumulative.......................................................................63
         SECTION 10.6 Discontinuance of Proceedings.............................................................63

SECTION 11. MISCELLANEOUS.......................................................................................63
         SECTION 11.1 Notices...................................................................................63
         SECTION 11.2 Survival of Agreement, Representations and Warranties, etc................................64
         SECTION 11.3 Successors and Assigns....................................................................64
         SECTION 11.4 Confidentiality...........................................................................67
         SECTION 11.5 Expenses..................................................................................68
         SECTION 11.6 Indemnity.................................................................................68
         SECTION 11.7 CHOICE OF LAW.............................................................................69
         SECTION 11.8 No Waiver.................................................................................69
         SECTION 11.9 Extension of Maturity.....................................................................69
         SECTION 11.10 Amendments, etc..........................................................................69
         SECTION 11.11 Releases.................................................................................70
         SECTION 11.12 Severability.............................................................................71
         SECTION 11.13 Headings.................................................................................71
         SECTION 11.14 Execution in Counterparts................................................................71
         SECTION 11.15 Prior Agreements.........................................................................71
         SECTION 11.16 Further Assurances.......................................................................71
         SECTION 11.17 WAIVER OF JURY TRIAL.....................................................................72

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                                      iii

ANNEX A                             US Commitment Amounts
ANNEX A-1                           Canadian Commitment Amounts

EXHIBIT A                   -       Form of DIP Order
EXHIBIT B                   -       Form of Opinion of Counsel
EXHIBIT C                   -       Form of Issuance Request
EXHIBIT D                   -       Form of Borrowing Certificate
EXHIBIT E                   -       Form of Closing Certificate
EXHIBIT F                   -       Form of Assignment and Acceptance


SCHEDULE 1.1                -       Existing Letters of Credit
SCHEDULE 3.5                -       Subsidiaries
SCHEDULE 3.6                -       Liens
SCHEDULE 3.7                -       Compliance with Law
SCHEDULE 3.10               -       Litigation
SCHEDULE 6.3                -       Existing Indebtedness
SCHEDULE 6.5                -       Existing Guarantees
SCHEDULE 6.7                -       Transactions with Affiliates
SCHEDULE 6.10               -       Investments, Loans and Advances
SCHEDULE 6.11               -       Disposition of Assets

                    CREDIT, GUARANTEE AND SECURITY AGREEMENT
                           DATED AS OF MARCH 21, 2003

                  CREDIT, GUARANTEE AND SECURITY AGREEMENT, dated as of March 21, 2003, among GENTEK INC., a Delaware corporation (the "US Borrower"), Noma Company, a Nova Scotia unlimited liability company (the "Canadian Borrower" and, together with the US Borrower, the "Borrowers"), debtors and debtors-in-possession in cases pending under Chapter 11 of the Bankruptcy Code, and each of the direct and indirect Domestic Subsidiaries of the US Borrower signatory hereto (as hereinafter further defined, each a "Guarantor" and collectively, the "Guarantors") (the cases of the Borrowers and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, the "Lenders"), and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Agent") for the Lenders.

                             INTRODUCTORY STATEMENT
                             ----------------------

                  On October 11, 2002, the Canadian Borrower, the US Borrower and certain of the direct and indirect subsidiaries of the US Borrower (collectively, the "Debtors") filed the Cases in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code. On December 10, 2002, the Canadian Borrower obtained an order of the Ontario Superior Court of Justice (Commercial List) (the "Ontario Superior Court") pursuant to Section 18.6 of the Companies' Creditors Arrangement Act (Canada) recognizing certain orders of the Bankruptcy Court.

                  The Canadian Borrower has applied to the Lenders for a revolving credit facility in an aggregate principal amount not to exceed $10,000,000, and the US Borrower has applied to the Lenders for a standby letter of credit facility in an aggregate principal amount not to exceed $50,000,000, all of the Borrowers' respective obligations under such facilities are to be guaranteed by the Guarantors, and all of the Canadian Borrower's obligations under such facility are to be guaranteed by the US Borrower.

                  The proceeds of the Loans will be used for general corporate purposes of the Canadian Borrower. The Letters of Credit will be used to support undertakings by the US Borrower or any of its Subsidiaries and to provide financial assurance for obligations incurred by the US Borrower or any of its Subsidiaries in the ordinary course of their businesses; provided that the Letters of Credit shall not be used to support ordinary trade credit.

                  To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other Obligations of the Borrowers and the Guarantors hereunder and under the other Loan Documents, the Borrowers and the Guarantors will provide to the Agent and the Lenders the following (each as more fully described herein and in the other Loan Documents):

         (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the US Borrower hereunder and under the other Loan Documents, and a guaranty from the US Borrower and each of the Guarantors of the due and punctual payment and performance of the obligations of the Canadian Borrower hereunder and the under the other Loan Documents;

         (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having joint and several priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

         (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrowers' and the Guarantors' respective estates in the Cases that is not subject to valid, perfected and non-avoidable liens as of the Filing Date, including, without limitation, all accounts receivable, inventory, general intangibles, cash, investment property, property, plant and equipment of the Borrowers and the Guarantors (excluding the Borrowers' and the Guarantors' rights in respect of causes of action (and the proceeds thereof) arising under Sections 544, 545, 547, 548 and 550 of the Bankruptcy Code), and on all cash and cash equivalents in the Letter of Credit Account;

         (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrowers' and the Guarantors' respective estates in the Cases (other than the property referred to in paragraph (e) below that is subject to the valid, perfected and non-avoidable Liens that presently secure the Borrowers' and the Guarantors' pre-petition Indebtedness under the Pre-Petition Credit Agreement) that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid, perfected and non-avoidable Liens; and

         (e) perfected first priority senior priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrowers and the Guarantors that is subject to (w) the existing Liens that presently secure the Borrowers' and the Guarantors' pre-petition Indebtedness under or in connection with the Credit Agreement, dated as of April 30, 1999, as amended and restated as of August 9, 2000 and as further amended and restated as of August 1, 2001 (as amended, supplemented or otherwise modified prior to the Petition Date, the "Pre-Petition Credit Agreement") among the Borrowers, the several banks and other financial institutions from time to time parties thereto (collectively, the "Pre-Petition Lenders"), JPMorgan Chase Bank, in its capacity as administrative agent for the Pre-Petition Lenders (in such capacity, the "Pre-Petition Agent"), The Bank of Nova Scotia, as syndication agent for the Lenders, and Deutsche Bank, as documentation agent for the Lenders (but subject to any Liens to which the Liens being primed hereby are subject on the Filing Date or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code), (x) the Liens granted by the Canadian Borrower in favor of the US Borrower to secure the obligations under the Canadian Loan Agreement, (y) the Liens granted to the Pre-Petition Lenders after the Filing Date pursuant to the Final Cash Collateral Order to secure the Adequate Protection Obligations, which first priority priming Liens in favor of the Agent and the Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Pre-Petition Credit Agreement and the Final Cash Collateral Order and (z) Liens that are junior to the Liens that secure the pre-petition Indebtedness under the Pre-Petition Credit Agreement.

                  All of the claims and the Liens granted hereunder in the Cases to the Agent and the Lenders shall be subject to the Carve-Out.

                  Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

         SECTION 1.1 DEFINED TERMS.

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

                  "Adequate Protection Obligations" shall have the meaning assigned thereto in the Final Cash Collateral Order.

                  "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of
(a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period.

                  "Affiliate" shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the Introduction.

                  "Aggregate Outstandings" shall mean as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's US Commitment Percentage of the sum of LC Outstandings and unpaid LC Disbursements.

                   "Agreement" shall mean this Credit, Guarantee and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Alternative Currency" shall mean, with respect to any Letter of Credit, (i) any lawful currency (other than Dollars) that is freely transferable and convertible into Dollars or (ii) any other lawful currency (other than Dollars) that the Fronting Bank issuing such Letter of Credit agrees may be used as the designated currency of such Letter of Credit; provided that such Fronting Bank is able and continues to provide to the Agent the information required pursuant to Section 2.24(b) with respect to such Letter of Credit.

                  "Alternative Currency Letter of Credit" shall mean any Letter of Credit having a stated amount denominated in an Alternative Currency.

                  "Asset Disposition" shall have the meaning set forth in
Section 6.11.

                  "Assignee" shall have the meaning given such term in Section 11.3(b).

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Agent, substantially in the form of Exhibit F.

                  "Assignment of Debt & Security" shall mean the Assignment of Debt & Security dated as of October 9, 2002 among The Bank of Nova Scotia (as Assignor), the US Borrower (as Assignee), the Canadian Borrower, Sandco Automotive Ltd., General Chemical Performance Products/Produits Peformants General Chemical Ltee, as the same may have been amended, supplemented or otherwise modified, pursuant to which the US Borrower purchased The Bank of Nova Scotia's rights in and to the Canadian Loan Agreement, the collateral security and other instruments or agreements that were executed and delivered in connection therewith.

                   "Available Canadian Commitment" shall mean, for each Lender on any date of determination, an amount equal to the excess, if any, of (a) the amount of such Lender's Canadian Commitment over (b) the aggregate principal amount of such Lender's Loans outstanding at such time.

                  "Available US Commitment" shall mean, for each Lender on any date of determination, an amount equal to the excess, if any, of (a) the amount of such Lender's US Commitment over (b) such Lender's LC Exposure at such time.

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowers" shall have the meaning set forth in the Introduction.

                  "Borrowing" shall mean the incurrence of Loans of a single Type made from all of the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to
Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

                  "Borrowing Certificate" shall have the meaning set forth in
Section 4.2(d).

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Canadian Borrower" shall have the meaning set forth in the Introduction.

                  "Canadian Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Loans to the Canadian Borrower in the amount set forth opposite its name on Annex A-1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement; provided that the Canadian Commitments shall not exceed $10,000,000 in the aggregate at any time.

                  "Canadian Commitment Percentage" shall mean, as to any Lender at any time, the percentage obtained by dividing its Canadian Commitment by the aggregate Canadian Commitments or, if no Canadian Commitment is then in effect, the percentage obtained by dividing such Lender's aggregate Loans outstanding by the aggregate Loans outstanding held by all Lenders.

                  "Canadian Commitment Fee" shall have the meaning set forth in
Section 2.20(a).

                  "Canadian Excess Event" shall have the meaning given such term in Section 2.13(a).

                  "Canadian Loan Agreement" shall mean the Credit Agreement dated as of March 13, 2001, among the US Borrower (as successor in interest to The Bank of Nova Scotia) (as Lender), the Canadian Borrower, Sandco Automotive Ltd., General Chemical Performance Products/Produits Peformants General Chemical Ltee (as Borrowers), as the same may have been amended, supplemented or otherwise modified.

                  "Canadian Recognition Order" shall have the meaning set forth in Section 4.1(c).

                  "Canadian Security Documents" shall mean the collective reference to all of the documents or instruments hereafter delivered to or for the benefit of the Agent granting a Lien on any asset or assets of any Person to secure the Obligations of the Canadian Borrower hereunder or to secure any guarantee thereof by any Subsidiaries of the Canadian Borrower, including without limitation, Sistemas Y Conexiones Integradas SA de CV.

                  "Capital Stock" shall mean the capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or other rights to purchase any of the foregoing.

                  "Carve-Out" shall have the meaning assigned thereto in the Final Cash Collateral Order.

                  "Cases" shall have the meaning set forth in the Introduction.

                   "Closing Date" shall mean the first date on which this Agreement has been executed and the conditions precedent to the Effective Date set forth in Section 4.1 have been satisfied or waived, which date shall occur not later than 15 days following the entry of the DIP Order.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean the collective reference to all right, title and interest of the Credit Parties in and to all now owned or hereafter acquired Accounts, Chattel Paper, Contracts, Deposit Accounts, Documents (other than title documents with respect to Vehicles), Equipment, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Commercial Tort Claims, all cash maintained in the Letter of Credit Account (and any investments of the funds contained therein), all other real or personal property of the Credit Parties not otherwise described above, all books and records pertaining to the Collateral; and to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing (but excluding the Credit Parties' rights in respect of causes of actions (and the proceeds thereof) arising under Sections 544, 545, 547, 548 and 550 of the Bankruptcy Code), provided that in no event shall the Collateral include any Excluded Equity Interests or any General Intangible (as defined in the UCC) to the extent that a grant of a security interest in such General Intangible is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such General Intangible, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided further, that the foregoing limitation shall not affect, limit, restrict or impair a grant by a Credit Party of a security interest in any accounts receivable or any money or other amounts due or to become due under any such General Intangible. Unless otherwise defined herein, capitalized terms used in this definition of "Collateral" shall have the meaning assigned thereto in the UCC.

                  "Collateral Agent" shall mean JPMorgan Chase, in its capacity as collateral agent for the Secured Parties under the Loan Documents.

                  "Committee" shall mean the official committee of unsecured creditors appointed by the Office of the US Trustee on October 28, 2002.

                  "Confirmation Agreement" shall mean the Confirmation Agreement dated as of March 21, 2003, among the Canadian Borrower, Sistemas Y Conexiones Integradas, S.A. de C.V. and the Pre-Petition Agent.

                  "Consolidated EBITDA" shall mean for any period, the aggregate of (i) Consolidated Net Income for such period plus (ii) Consolidated Interest Expense deducted in computing such Consolidated Net Income plus (iii) Consolidated Tax Expense deducted in computing such Consolidated Net Income plus
(iv) Consolidated Non-Cash Charges deducted in computing such Consolidated Net Income minus (v) the net gain incurred in the retirement of Indebtedness deducted in computing such Consolidated Net Income plus (vi) the net loss incurred in the retirement of Indebtedness deducted in computing such Consolidated Net Income minus (vii) Consolidated Non-Cash Gains included in computing such Consolidated Net Income minus (viii) cash gains from sales of assets (other than inventory) to the extent included in computing such Consolidated Net Income plus (ix) cash losses from sales of assets (other than inventory) to the extent deducted in computing such Consolidated Net Income plus
(x) employee travel expenses, fees and expenses of professionals, noticing and claims agents, public relations consultants, U.S. Trustee fees and similar fees and expenses related to the Cases deducted in computing such Consolidated Net Income plus (xi) restructuring costs and charges associated with terminated employees or assets no longer being used including costs such as termination benefits including severance, facility closure costs, lease termination costs and costs to terminate future performance under commitments associated with closed operations, plus (xii) up to $10,000,000 in restructuring costs and charges deducted in computing such Consolidated Net Income related to: (a) operating losses (estimated losses from operating a plant or a product-line after a decision to exit or close a facility/product line has been made including the netting of revenues, direct costs and allocated overhead, and other indirect costs); (b) accounts receivable or inventory writedowns; and (c) costs associated with the retention or relocation of employees or the relocation of equipment. Restructuring expenses shall not include worker training and retraining, business reengineering or information system enhancements.

                  "Consolidated Interest Expense" shall mean, for any period, the aggregate of the interest expense of the US Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including amortization of original issue discount and the interest portion of any deferred payment obligations, excluding, to the extent included in computing interest expense, any amortization or write-off of debt issuance costs.

                  "Consolidated Net Income" shall mean, for any period, net income of US Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding (i) any item classified as an extraordinary, unusual or nonrecurring non-cash gain, loss or charge, (ii) any amortization of deferred financing costs, and (iii) all deferred financing costs written off and premiums paid in connection with any extinguishment of Indebtedness.

                  "Consolidated Non-Cash Charges" shall mean, for any period, the aggregate depreciation, amortization and other non-cash charges of the US Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Non-Cash Gains" shall mean, for any period, the aggregate non-cash revenue items of the US Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tax Expense" shall mean, for any period, the aggregate of the U.S. federal, state and local income tax expense and foreign tax expense of the US Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consummation Date" shall mean the date that is the effective date of a Chapter 11 plan of reorganization that is confirmed pursuant to an order of the Bankruptcy Court.

                  "Credit Parties" shall mean the collective reference to the Canadian Borrower, the US Borrower and each of the Guarantors.

                  "Default" shall mean any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Defaulting Lenders" shall have the meaning set forth in
Section 8.2(e).

                  "DIP Order" shall mean the Order Authorizing Debtors to Obtain Post-Petition Financing Pursuant to 11 U.S.C. ss.ss. 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d), substantially in the form annexed hereto as Exhibit A.

                  "Dollar Equivalent" shall mean, on any date of determination with respect to any Alternative Currency Letter of Credit, (i) in calculating the LC Outstandings, the Total LC Exposure, any Lender's Available US Commitment or any other relevant amount pursuant to the requirements of this Agreement at any time on or after such date, the amount thereof in Dollars at the Exchange Rate on such date of determination and (ii) in calculating the amount of any reimbursement in accordance with Section 2.2(e) the aggregate amount of Dollars paid by the relevant Fronting Bank to purchase the Alternative Currency paid by such Fronting Bank in respect of the relevant LC Disbursement.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean, as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.

                  "Effective Date" shall mean the date as of which all of the conditions precedent set forth in Section 4.1 have been satisfied (or waived in accordance with Section 11.10).

                  "Environmental Laws" shall mean any and all foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, guidelines, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of health, safety or the environment, as now or may at any time hereafter be in effect.

                  "Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of Capital Stock (but excluding any debt security that is convertible into, or exchangeable for any Capital Stock).

                   "Equivalent Amount" shall mean, at any time of determination, with respect to any amount in any currency denominated in a different currency, the amount at which such amount of different currency could be converted into the determination currency at such time as reasonably determined by the Agent.

                  "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

                  "Event of Default" shall have the meaning given such term in
Section 7.

                   "Excluded Equity Interests" means Equity Interests, together with any shares, stock certificates, options or rights of any nature whatsoever in respect of any Equity Interests, that represent (i) more than 65% of the total outstanding Voting Stock in the aggregate of any Foreign Subsidiary or Foreign Subsidiary Holding Company that is not an Excluded Issuer or (ii) any Voting Stock of an Excluded Issuer.

                  "Excluded Issuer" means any Subsidiary of the US Borrower that is a direct or indirect Subsidiary of a Foreign Subsidiary or of a Foreign Subsidiary Holding Company.

                  "Existing Letters of Credit" shall mean the collective reference to each of the letters of credit issued under the Pre-Petition Credit Agreement for the account of the US Borrower and identified on Schedule 1.1 hereto.

                  "Exchange Rate" shall mean on any date of determination, with respect to any Alternative Currency, the rate at which such currency may be exchanged into Dollars, determined by reference to the relevant Fronting Bank's or Agent's (as the case may be) spot rate of exchange quoted where its foreign currency exchange operations in respect of such currency are being conducted, at or about noon, local time, on such date of determination provided, however, that if at any time, for any reason, the Exchange Rate cannot be determined as set forth above, the relevant Fronting Bank or the Agent (as the case may be) may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter" shall mean the Fee Letter dated March 21, 2003 between the Agent and the US Borrower.

                  "Fees" shall collectively mean the Canadian Commitment Fees, US Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

                  "Filing Date" shall mean October 11, 2002.

                  "Final Cash Collateral Order" shall mean the Final Order (I) Authorizing the Use of Lenders' Cash Collateral and (II) Granting Adequate Protection Pursuant to 11 U.S.C. ss.ss. 361 and 363 entered by the Bankruptcy Court on or about November 14, 2002.

                  "Financial Officer" shall mean the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of the US Borrower or the Canadian Borrower, as the case may be.

                  "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary" means any Subsidiary of the Borrowers organized under the laws of any jurisdiction outside the United States of America.

                  "Foreign Subsidiary Holding Company" means any Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries or other Foreign Subsidiary Holding Companies, and other assets relating solely to an ownership interest in such Capital Stock or other securities.

                  "Foreign Subsidiary Voting Stock" means the voting Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holding Company.

                   "Fronting Bank" shall mean JPMorgan Chase (or any of its banking Affiliates) or such other Lender that is a commercial bank (which other Lender shall be reasonably satisfactory to the Borrower and JPMorgan Chase) as may agree with JPMorgan Chase to act in such capacity.

                  "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.2.

                  "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

                  "Guarantor" shall have the meaning set forth in the Introduction and each other Person which becomes a Guarantor hereunder or under the Canadian Security Documents from time to time (it being expressly understood that the Canadian Borrower shall not be a Guarantor of the Obligations hereunder).

                  "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, pollutant, contaminant, waste or hazardous or toxic substances defined or regulated as such in or under any Environmental Law, and including, without limitation, petroleum products (including crude oil or any fraction thereof), asbestos in friable form, polychlorinated biphenyls, and urea formaldehyde insulation.

                  "Indebtedness" shall mean of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) the lesser of (x) all liabilities secured by any Lien on any property owned by such Person when such Person has not assumed or otherwise become liable for the payment thereof and (y) the fair market value of any such property and (g) all obligations of other Persons which are effectively guaranteed by such Person; provided that Indebtedness shall not be deemed to include any indebtedness which has been "economically defeased" or "in-substance defeased" within the meaning of and in accordance with Standard No. 76 of the Financial Accounting Standards Board.

                  "Index Debt" means, with respect to any Person, senior, unsecured, long-term indebtedness for borrowed money of such Person that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Inter-Debtor Lease and Sale Procedures Order" shall have the meaning given such term in Section 6.7.

                  "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive thirty (30) day period running from the commencement of the applicable Interest Period and the last day of the applicable Interest Period, and (ii) as to any ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

                  "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.6(b) or Section 2.12; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Maturity Date.

                  "Investments" shall have the meaning given such term in
Section 6.10.

                  "ISP 98" shall mean International Standby Practices, International Chamber of Commerce Publication No. 590 (ISP 98).

                  "Issuance Request" shall have the meaning given such term in
Section 4.2(c).

                  "JPMorgan Chase" shall have the meaning set forth in the Introduction.

                  "LC Disbursement" shall mean a payment made by a Fronting Bank pursuant to a Letter of Credit.

                  "LC Exposure" shall mean, with respect to any Lender at any time, an amount equal to its US Commitment Percentage of the Total LC Exposure at such time.

                  "LC Outstandings" shall mean, at any time, the aggregate undrawn stated amount (which, in the case of any Alternative Currency Letters of Credit, shall be the Dollar Equivalent of such amount) of all Letters of Credit then outstanding.

                  "Lenders" shall have the meaning set forth in the Introduction.

                  "Letter of Credit" shall mean any irrevocable letter of credit issued for the account of the US Borrower pursuant to Section 2.2, which letter of credit shall be (i) a standby letter of credit, (ii) issued for the purposes permitted by Section 5.8, (iii) denominated in Dollars or an Alternative Currency, as the case may be, and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

                  "Letter of Credit Account" shall mean the account established by the US Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "GenTek Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.2(d) and 2.13.

                  "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

                   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Confirmation Agreement, the Canadian Security Documents and any other instrument or agreement executed and delivered to the Agent or any Lender in connection herewith.

                  "Loans" shall have the meaning given such term in Section 2.1.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the US Borrower and its Subsidiaries, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Secured Parties hereunder or thereunder, other than those changes that customarily occur as a result of the events and circumstances following the commencement of the Cases (including, without limitation, those reflected in the New Business Plan).

                  "Maturity Date" shall mean September 30, 2003.

                  "Minority Lenders" shall have the meaning given such term in
Section 11.10(b).

                  "Moody's" shall mean Moody's Investor Service, Inc.

                  "Net Proceeds" shall mean in respect of any sale of assets, the cash proceeds of such sale after the payment of or reservation for (w) expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses and other similar costs that are directly related to the sale (all of which expenses shall be satisfactory to the Agent in its reasonable judgment), (x) the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Lenders (and, in respect of any calculation of Net Proceeds payable to the Pre-Petition Lenders, Liens that are senior to the Liens held by the Pre-Petition Lenders), (y) the reasonable costs and expenses of any repairs, alterations or improvements made by the US Borrower, the Canadian Borrower or any Guarantor to the assets sold to the extent such repairs, alterations of improvements were required pursuant to the terms of such sale and (z) amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with any such asset sale and retained by such Person after such asset sale.

                  "New Business Plan" shall mean the business plan provided by the US Borrower to the Pre-Petition Agent and its advisors on or about December 15, 2002 for the 2003 fiscal year.

                  "Non-Credit Parties" shall mean Subsidiaries of the Borrowers that are not party to any Loan Document.

                  "Non-Excluded Taxes" shall have the meaning given such term in
Section 2.18(a).

                  "Non-U.S. Lender" shall mean any Lender, any Fronting Bank or Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Obligations" shall mean (a) the due and punctual reimbursement of all outstanding Loans and amounts drawn under Letters of Credit and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrowers and the Guarantors to the Lenders and the Agent under the Loan Documents.

                  "Ontario Superior Court" shall have the meaning given such term in the Introduction.

                  "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" shall have the meaning given such term in
Section 11.3(a).

                  "Permitted Investments" shall mean temporary cash investments in obligations of the United States government and its agencies or guaranteed by the United States government or its agencies that mature on a date not more than 365 days from the date of such investment.

                  "Permitted Liens" shall mean (i) those Liens permitted by the Final Cash Collateral Order, (ii) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; (iii) those Liens granted by the Canadian Borrower in favor of the US Borrower to secure the obligations under the Canadian Loan Agreement and (iv) extensions, renewals or replacements of any Lien referred to in paragraphs (i),
(ii) or (iii) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "Person" shall mean any natural person, corporation, limited liability company, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pre-Petition Agent" shall mean JPMorgan Chase Bank as agent for the Pre-Petition Lenders.

                  "Pre-Petition Credit Agreement" shall have the meaning set forth in the Introduction and shall include hedging agreements with the Pre-Petition Lenders and all of the agreements granting security interests in and Liens on property and assets of the Borrowers and the Guarantors to the Pre-Petition Agent and the Pre-Petition Lenders executed and delivered (to the extent party thereto) by the Borrowers and the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

                  "Pre-Petition Lenders" shall mean, collectively, the lenders under the Pre-Petition Credit Agreement (and with respect to hedging agreements, their Affiliates), together with any successors or assigns thereof.

                  "Register" shall have the meaning set forth in Section 11.3(b)(iv).

                  "Related Business" shall mean any business which is the same as or related, ancillary or complementary to any of the businesses of the Borrowers and their Subsidiaries on the Closing Date, as reasonably determined by the Board of Directors of the US Borrower or the determining Subsidiary of the Borrower.

                  "Reporting Requirements" shall have the meaning assigned thereto in the Final Cash Collateral Order.

                  "Required Lenders" shall mean, at any time, (i) Lenders (other than any Defaulting Lender) having US Commitments and Canadian Commitments representing more than 50% of the Total Commitments at such time or (ii) if the Canadian Commitments and the US Commitments are not then in effect, then Lenders (other than any Defaulting Lender) having more than 50% of the Total Outstandings at such time.

                  "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Same-Day Borrowing" shall have the meaning set forth in
Section 2.6.

                  "Secured Parties" shall mean the collective reference to the Collateral Agent, the Agent and the Lenders.

                  "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  "Subsidiary" shall mean, as to any Person, any other Person of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. "Subsidiary" shall not include certain Foreign Subsidiaries in receivership or similar proceedings that have been previously identified by the Borrowers to the Agent.

                  "Superpriority Claim" shall mean a claim against the Borrowers in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code including without limitation, any such claims granted under the Final Cash Collateral Order in respect of the Adequate Protection Obligations.

                  "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Termination Date" shall mean the earliest to occur of (i) the Maturity Date, (ii) the Consummation Date and (iii) the acceleration of the Loans or the termination of the Total Commitment in accordance with the terms hereof.

                  "Total Commitment" shall mean the sum of the aggregate US Commitments and the aggregate Canadian Commitments, which amount shall not exceed $60,000,000 in the aggregate at any time.

                  "Total LC Exposure" shall mean, at any time, the sum of (a) the aggregate LC Outstandings of all Lenders at such time plus (b) the aggregate amount of all LC Disbursements (which, in the case of any Alternative Currency Letter of Credit, shall be the Dollar Equivalent of such amount) that have not yet been reimbursed by or on behalf of the US Borrower at such time.

                  "Total Outstandings" shall mean at any time, the sum of the Aggregate Outstandings of all Lenders at such time.

                  "Total Percentage" shall mean, as to any Lender, the percentage obtained by dividing (i) the sum of its US Commitment and Canadian Commitment at such time by (ii) the Total Commitments, or if the US Commitments and Canadian Commitments are not then in effect, its pro rata share of the Total Outstandings.

                   "Type" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

                  "US Borrower" shall have the meaning set forth in the Introduction.

                  "US Commitment" shall mean, with respect to each Lender, the commitment of such Lender to issue and participate in Letters of Credit issued for the account of the US Borrower in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement; provided that the US Commitments hereunder shall not exceed $50,000,000 in the aggregate at any time.

                  "US Commitment Fee" shall have the meaning set forth in
Section 2.20(b).

                  "US Commitment Percentage" shall mean, as to any Lender at any time, the percentage obtained by dividing its US Commitment at such time by the aggregate US

Commitments or, if no US Commitment is then in effect, the percentage obtained by dividing such Lender's LC Exposure by the Total LC Exposure.

                  "US Excess Event" shall have the meaning given such term in
Section 2.13(b).

                  "U.S. Lender" shall mean any Lender, any Fronting Bank or Agent that is a United States person as defined in Section 7701(a)(30) of the Code.

                  "Voting Stock" shall mean the Capital Stock of a Person normally entitled to vote in the election of directors (or other persons exercising similar functions) of such Person.

         SECTION 1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the US Borrower's audited financial statements referred to in Section 3.4. All references to notices and communications that are written shall include facsimiles of written notices and communications.

SECTION 2. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1 LOANS; CANADIAN COMMITMENTS.

                  (a) Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly with the other Lenders, agrees to make revolving credit loans (each, a "Loan" and collectively, the "Loans") to the Canadian Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed such Lender's Canadian Commitment, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans exceed the lesser of (y) the aggregate Canadian Commitments up to $10,000,000, as the same may be reduced from time to time pursuant to Sections 2.10 and 2.13 and (z) the amount permitted to be outstanding hereunder pursuant to the DIP Order and/or the Canadian Recognition Order; provided that no Borrowing shall be made if the conditions to such extension of credit have not been satisfied.

                  (b) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Canadian Commitment Percentages; provided that the failure of any Lender having a Canadian Commitment to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

         SECTION 2.2 LETTERS OF CREDIT.

                  (a) Upon the terms and subject to the conditions set forth herein, the US Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the US Borrower one or more Letters of Credit. At no time shall a Letter of Credit be issued if after giving effect to such issuance the aggregate LC Outstandings would exceed the lesser of (y) the aggregate US Commitments up to $50,000,000, as the same may be reduced from time to time pursuant to Sections 2.10 and 2.13 and (z) the amount permitted to be outstanding hereunder pursuant to the DIP Order and/or the Canadian Recognition Order; provided that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance hereunder have not been satisfied.

                  (b) Each party hereto agrees that, on and at all times after the Effective Date, (i) each of the Existing Letters of Credit shall be deemed to be a Letter of Credit issued pursuant hereto by the Agent as the Fronting Bank with respect thereto for all purposes hereunder and under the other Loan Documents and (ii) each of the Existing Letters of Credit shall be deemed to no longer be a Letter of Credit issued pursuant to the Pre-Petition Credit Agreement for all purposes thereunder and under the loan documents delivered pursuant to the Pre-Petition Credit Agreement, including, without limitation, with respect to all fees payable in connection therewith; provided that nothing in this Section 2.2(b) shall extend, modify or otherwise affect the existing expiration date under any such Existing Letter of Credit.

                  (c) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the US Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Fronting
Bank) to the Lender that is to be or that is the Fronting Bank with respect to such Letter of Credit and the Agent (at least two Business Days in advance of the requested date of issuance, amendment, renewal or extension), a notice (in the form of an Issuance Request) (i) requesting the issuance of such Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and (ii) specifying (A) the requested date of issuance, amendment, renewal or extension, (B) the date on which such Letter of Credit is to expire (which shall comply with paragraph (d)(iii) of this Section), (C) the face amount of such Letter of Credit (which shall comply with paragraph (d)(ii) of this Section),
(D) the name and address of the beneficiary thereof, (E) a description of the transaction that is to be supported by such Letter of Credit, (F) the identity of the Fronting Bank for such Letter of Credit and (G) such other information as the US Borrower may specify, the Agent may reasonably require, or any of the Loan Documents may require, to prepare, amend, renew or extend such Letter of Credit. If requested by the Lender that is to be or that is the Fronting Bank with respect to such Letter of Credit, the US Borrower also shall submit a letter of credit application on the Fronting Bank's standard form in connection with any request for a Letter of Credit. Each Issuance Request shall be irrevocable unless modified or rescinded by the US Borrower prior to 10:00 a.m. (local time for the issuing local branch of the applicable Fronting Bank on the proposed date of issuance specified in such Issuance Request). Not later than the close of Business Day for the relevant Fronting Bank on the proposed date of issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in such Fronting Bank's Letter of Credit application (if any), such Fronting Bank shall issue (or amend, renew or extend, as the case may be) such Letter of Credit and provide notice and a copy thereof to the Agent. A

Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the Total LC Exposure shall not exceed the aggregate US Commitments of the Lenders.

                  (d) Each Letter of Credit shall:

                           (i) be denominated in Dollars or an Alternative Currency and shall be a standby letter of credit issued to support obligations incurred in the ordinary course of business of the US Borrower or any Subsidiary of the US Borrower which is not a Foreign Subsidiary (it being understood that the Letter of Credit shall not be used to support ordinary trade credit);

                           (ii) have a face amount of not more than the amount that would, after giving effect to the issuance thereof, cause the Total LC Exposure to exceed the aggregate of the US Commitments of the Lenders or the LC Exposure of any Lender to exceed such Lender's US Commitment;

                           (iii) expire (A) no earlier than 30 days after its date of issuance and (B) no later than 365 days after its date of issuance, unless consented to in writing by the Fronting Bank; provided that any Letter of Credit with a one-year term may provide for an annual renewal if such renewal is consented to by the applicable Fronting Bank and all conditions precedent to the issuance of Letters of Credit are met at the time of such renewal. If (i) the Maturity Date or the Termination Date occurs prior to the expiration of any Letter of Credit and a credit facility satisfactory to the Agent and the Fronting Banks (in their sole discretion) that refinances or replaces this Agreement has not been agreed upon by the Agent and the US Borrower, such Letter of Credit shall be replaced and returned to the Fronting Bank undrawn and marked "cancelled" on or prior to the Maturity Date or the Termination Date, as the case may be, or (ii) if the US Borrower is unable to do so in whole or in part, the US Borrower shall (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Banks, the Agent and the Lenders (in their reasonable discretion), issued by a bank reasonably satisfactory to such Fronting Banks and the Agent (in their reasonable discretion), and in an amount equal to 105% of the then undrawn stated amount of such outstanding Letters of Credit issued by such Fronting Banks and/or
         (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of any LC Outstandings applicable to such Letter of Credit as collateral security for the US Borrower's Obligations in connection with such Letter of Credit, such cash to be promptly remitted to the US Borrower upon the expiration, cancellation or other termination or satisfaction of such Obligations, and/or (z) roll over such then issued and outstanding Letter of Credit to a new credit facility so that such Letter of Credit shall be deemed to have been issued thereunder; and

                           (iv) be subject to either the Uniform Customs or ISP 98, as specified by the Fronting Bank with respect to such Letter of Credit.

                  (e) If any Fronting Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by paying directly to the Fronting Bank an amount in Dollars or, in the case of an Alternative Currency LC Disbursement, in the Dollar Equivalent thereof, equal to such LC Disbursement (plus any taxes, fees, charges or other costs or expenses incurred by the Fronting Bank in connection with such payment) no later than two (2) Business Days after the Fronting Bank shall have made demand for such LC Disbursement, and such LC Disbursement shall bear interest from the date of draw until the second Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 2.25% and thereafter at a rate per annum equal to the Alternate Base Rate plus 4.25%, in each case computed on the basis of the actual number of days elapsed over any year of 365- (or 366-, as the case may be) days. Promptly following receipt by the Fronting Bank of any payment from the US Borrower pursuant to this paragraph, the Fronting Bank shall, to the extent that any Lender has made any payment pursuant to Section 2.3 to reimburse the Fronting Bank, distribute such payments received from the US Borrower to such Lender as its interest may appear pursuant to
Section 2.3 at its address for notices specified herein

                  (f) No Fronting Bank shall at any time be obligated to issue (or amend, renew or extend) any Letter of Credit hereunder if such issuance would conflict with, or cause such Fronting Bank or any Lender, to exceed any limits imposed by any applicable Requirement of Law.

         SECTION 2.3 Participations.

                  (a) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Fronting Bank with respect to such Letter of Credit or the Lenders, such Fronting Bank hereby grants to each Lender, and each Lender hereby acquires from such Fronting Bank, a participation in such Letter of Credit equal to such Lender's US Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay (upon demand by the Fronting Bank) directly to such Fronting Bank, such Lender's US Commitment Percentage of each LC Disbursement made by such Fronting Bank and not reimbursed by the US Borrower on the date due as provided in paragraph (b) of this Section, or of any reimbursement payment required to be refunded to the US Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire and pay for participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default or Event of Default, any reduction or termination of the US Commitments, the failure of any other Lender to make any payment under this Section 2.3, the fact that any condition precedent to the issuance of, or the making of any payment under, any Letter of Credit was not in fact met, any violation or asserted violation of law by any Lender or any affiliate thereof, the occurrence of a Canadian Excess Event or a US Excess Event or the termination of this Agreement or any provision hereof, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that nothing herein shall relieve the Fronting Bank, the Agent or any Lender of liability for its own gross negligence or willful misconduct. Each Lender further acknowledges and agrees that its obligation to pay to the Fronting Bank such Lender's US Commitment Percentage of each LC Disbursement pursuant to this Section 2.3(a) shall survive the Lender's termination of this Agreement or enforcement of remedies hereunder or under any other Loan Document.

                  (b) If any Fronting Bank shall not have been reimbursed by the US Borrower in full for any LC Disbursement made by such Fronting Bank under any Letter of Credit on the date of such LC Disbursement, such Fronting Bank shall promptly notify the Agent and the Agent shall promptly notify each other Lender of such non-reimbursement, the amount thereof (which, in the case of any payment under an Alternative Currency Letter of Credit, shall be the Dollar Equivalent thereof) and the amount of such Lender's pro rata portion (according to such Lender's US Commitment Percentage) of such unreimbursed LC Disbursement. The amounts set forth in such notice shall be conclusive in the absence of manifest error. Upon receipt of such notice from the Agent, each Lender shall pay to the relevant Fronting Bank, directly, the amount due from such Lender with respect thereto no later than 3:00 p.m. on the day such notice is received by such Lender if such notice is received at or prior to 12:00 noon on any Business Day, or no later than 12:00 noon on the next succeeding Business Day if such notice is received after 12:00 noon by such Lender on a Business Day. If any amount required to be paid by any Lender to any Fronting Bank pursuant to this Section 2.3, in respect of any unreimbursed portion of an LC Disbursement, is paid within three Business Days after the date such payment is due, such Lender shall pay to such Fronting Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date of such LC Disbursement to the date on which such payment is immediately available to such Fronting Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to this Section 2.3 is not made available to such Fronting Bank by such Lender within three Business Days after the date such payment is due, such Fronting Bank shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the Alternate Base Rate plus 2.25%. Each Lender shall be subrogated to the rights of the applicable Fronting Bank against the US Borrower to the extent the payment due from such Lender to such Fronting Bank is paid.

                  (c) Whenever, at any time after any Fronting Bank has made an LC Disbursement under any Letter of Credit and has received from any Lender its pro rata share of such payment in accordance with this Section 2.3, such Fronting Bank receives any payment related to such Letter of Credit (whether directly from the US Borrower or otherwise), or any payment of interest on account thereof, such Fronting Bank will distribute directly to such Lender its pro rata share thereof; provided that if such Lender shall have paid to the relevant Fronting Bank its pro rata share of any unreimbursed amount paid by the Fronting Bank, together with all interest thereon required in accordance with
Section 2.3(b), such Lender shall be entitled to receive its pro rata share of all interest paid by the US Borrower in respect of such unreimbursed amount from the date such payment is made by such Lender; provided, further, that in the event that any such payment received by such Fronting Bank shall be required to be returned by such Fronting Bank, such Lender shall return to such Fronting Bank the portion thereof previously distributed by such Fronting Bank to it. Each Fronting Bank in its sole discretion may adjust amounts it pays to the other Lenders pursuant to this paragraph (c) to take into account the date(s) such Lenders paid such Fronting Bank in respect of the applicable LC Disbursement.

                  (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of participations in LC Disbursements than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective US Commitment Percentages in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the US Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its participations in LC Disbursements to any assignee or participant, other than to the US Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The US Borrower consents to the foregoing and agrees, to the extent the US Borrower may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements (including pursuant to Section 2.3(a)) may exercise against the US Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the US Borrower in the amount of such participation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to this Section 2.3, then the Agent and the Fronting Banks may, in their discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent or a Fronting Bank for the account of such Lender to satisfy such Lender's obligations under this Section until all such unsatisfied obligations are fully paid.

                  (f) Any payment made by a Lender pursuant to this Section 2.3 shall be made in Dollars, shall not constitute a loan to the US Borrower and shall not relieve the US Borrower of its obligation to reimburse any LC Disbursement.

         SECTION 2.4 NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the US Borrower to reimburse the Lenders and any Fronting Bank for LC Disbursements shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the US Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the US Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the US Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Credit Parties may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Default or Event of Default shall have occurred and be continuing hereunder; provided, however, that nothing herein shall relieve the Fronting Bank or any Lender of liability for its own gross negligence or willful misconduct.

         SECTION 2.5 DISBURSEMENT PROCEDURES. Each Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Fronting Bank shall promptly notify the Agent and the US Borrower by telephone (confirmed by telecopy or electronic communication if procedures for doing so have been approved by the Agent) of such demand for payment and whether such Fronting Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse such Fronting Bank and the Lenders with respect to any such LC Disbursement.

         SECTION 2.6 MAKING OF LOANS.

                  (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Canadian Borrower may request subject to and in accordance with this Section 2.6, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Canadian Commitment, if any, with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Canadian Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender having a Canadian Commitment shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Canadian Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than four
(4) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (b) The Canadian Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans (subject, in the case of ABR Loans, to the last sentence of this Section); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 (and integral multiples of $500,000) in the case of Eurodollar Loans and $1,000,000 (and integral multiples of $100,000) in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made. Notwithstanding the foregoing, if the Canadian Borrower shall give the Agent such notice not later than 10:00 a.m., New York City time requesting a proposed Borrowing of an ABR Loan for between $1,000,000 and $2,000,000, such proposed Borrowing (a "Same-Day Borrowing") shall be made on the date such notice is given. All such notices shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for

Borrowing of ABR Loans. The Agent shall promptly notify each Lender having a Canadian Commitment of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender having a Canadian Commitment shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Canadian Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Canadian Borrower no later than 2:00 p.m., New York City time on the applicable borrowing date.

         SECTION 2.7 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) The Canadian Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender having a Canadian Commitment the then unpaid principal amount of each Loan and all accrued, unpaid interest thereon on the Termination Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan, Letter of Credit or other extension of credit made by such Lender, including the amounts payable and paid to such Lender from time to time hereunder.

                  (c) The Agent shall maintain the Register pursuant to Section 11.3(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the face amount of each Letter of Credit issued hereunder, (iii) any other amount due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iv) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the Register shall be conclusive absent manifest error; provided that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the extensions of credit in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Canadian Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Canadian Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or , if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.8 INTEREST RATES.

                  (a) Subject to the provisions of Section 2.9, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 2.25%.

                  (b) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.50%.

                  (c) Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

                  (d) For purposes of the INTEREST ACT (Canada), where in this Agreement a rate of interest payable by the Canadian Borrower is to be calculated on the basis of a period of less than a year, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by the number of days in the period.

                  (e) If any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the CRIMINAL CODE (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, such that the amount or rate would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows: (A) firstly, by reducing the amount or rate of interest required to be paid to the affected Lender under this Agreement; and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the CRIMINAL CODE (Canada). Notwithstanding anything to the contrary in the preceding sentence, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the CRIMINAL CODE (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to the Canadian Borrower. Any amount or rate of interest referred to in this
Section 2.8(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of INTEREST (as defined in the CRIMINAL CODE (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purposes of that determination.

         SECTION 2.9 Default Interest. If the US Borrower, the Canadian Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.2 of any LC Disbursement), whether at stated maturity, by acceleration or otherwise, the US Borrower, the Canadian Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate through the end of the applicable Interest Period in effect for such Borrowing plus 5.50% and (y) in the case of all other amounts, the Alternate Base Rate plus 4.25%.

         SECTION 2.10 OPTIONAL TERMINATION OR REDUCTION OF US COMMITMENTS AND CANADIAN COMMITMENTS

                  (a) Upon at least three Business Days' prior written notice to the Agent, the Canadian Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the aggregate Available Canadian Commitments. Each such reduction of the aggregate Available Canadian Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the aggregate Available Canadian Commitments, the Canadian Borrower shall pay to the Agent for the account of each Lender the Canadian Commitment Fee accrued and unpaid on the amount of the aggregate Canadian Commitments so terminated or reduced through the date thereof. Any reduction of the aggregate Available Canadian Commitments pursuant to this Section shall be applied pro rata to reduce the Canadian Commitment of each Lender.

                  (b) Upon at least three Business Days' prior written notice to the Agent, the US Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the aggregate Available US Commitments. Each such reduction of the aggregate Available US Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the aggregate Available US Commitments, the US Borrower shall pay to the Agent for the account of each Lender the US Commitment Fee accrued and unpaid on the amount of the aggregate US Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the aggregate Available US Commitments pursuant to this Section shall be applied pro rata to reduce the US Commitment of each Lender.

         SECTION 2.11 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Canadian Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Canadian Borrower and the Lenders, and any request by the Canadian Borrower for a Borrowing of Eurodollar Loans pursuant to Section 2.6 or 2.12 shall be deemed a request for a Borrowing of

ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.12 REFINANCING OF LOANS. The Canadian Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing, except as set forth in subsection (a) below) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders having a Canadian Commitment in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000; provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 in aggregate principal amount;

                  (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans refinanced on a day other than the last day of an Interest Period applicable thereto shall be subject to payment of breakage costs pursuant to Section 2.14; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Canadian Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Canadian Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

         SECTION 2.13 MANDATORY PREPAYMENT; CASH COLLATERALIZATION.

                  (a) If (x) any Event of Default shall occur and be continuing or (y) at any time the aggregate principal amount of the outstanding Loans exceeds the aggregate Canadian Commitments (a "Canadian Excess Event"), the Canadian Borrower shall within three Business Days prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans to be equal to or less than the aggregate Canadian Commitments.

                  (b) If (x) any Event of Default shall occur and be continuing or (y) the Agent shall reasonably determine that the Total LC Exposure has exceeded the aggregate of the US Commitments (a "US Excess Event"), on the third Business Day after the US Borrower receives notice from the Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section, the US Borrower shall be required to deposit in an account with the Agent (the "Letter of Credit Account"), in the name of the Agent and for the benefit of the Lenders, an amount in Dollars equal to 105% of (1) in the case of any Event of Default under clause (x) of this paragraph, the Total LC Exposure as of such date plus any accrued and unpaid interest thereon and (2) in the case of a US Excess Event under clause (y) of this paragraph, the amount that the Total LC Exposure has exceeded the aggregate of the US Commitments (as calculated and reported by the Agent pursuant to Section 2.24(b)).

                  (c) The Letter of Credit Account and all deposits therein shall be held by the Agent as collateral for the payment and performance of the US Borrower's Obligations under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Funds held in the Letter of Credit Account shall be invested in Permitted Investments, which investments shall be made at the sole discretion of the Agent and at the US Borrower's risk and expense. Other than any interest earned on the investment of such deposits in Permitted Investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse each Fronting Bank ratably for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the Total LC Exposure at such time. If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within three Business Days after all Events of Default have been cured or waived. If any report provided by the Agent pursuant to the last sentence of Section 2.24(b) shall indicate that the amount then on deposit in the Letter of Credit Account is greater than 105% of the amount that the Total LC Exposure exceeds the aggregate of the US Commitments, and no Event of Default has occurred and is continuing, at the US Borrower's request, such excess amount shall be returned to the US Borrower within three Business Days of the US Borrower's request therefor.

                  (d) Upon the consummation of an Asset Disposition by (i) the US Borrower or any of the Guarantors, the US Borrower, without notice or demand, shall promptly deposit in the Letter of Credit Account 100% of all Net Proceeds from such Asset Disposition in excess of $10,000,000 until the total amount in such Letter of Credit Account is equal to (and shall not exceed) 105% of the LC Outstandings and (ii) the Canadian Borrower or its Subsidiaries, the Canadian Borrower, without notice or demand, shall promptly apply all Net Proceeds from such Asset Disposition in excess of $10,000,000 to the prepayment of any outstanding Loans (with a corresponding ratable reduction in each Lender's Canadian Commitment); provided that with respect to clauses (i) and (ii), upon and after the date that the aggregate Net Proceeds from all Asset Dispositions equals $50,000,000, all Net Proceeds from such Asset Dispositions shall be applied to cash collateralize the Letters of Credit by the US Borrower and prepay the Loans by the Canadian Borrower, as the case may be, as provided in this paragraph.

                  (e) Upon the Termination Date, the Total Commitment shall be terminated in full and the Canadian Borrower shall repay the Loans in full (plus any accrued but unpaid interest and fees thereon) and in respect of any Letters of Credit, the US Borrower shall comply with Section 2.2(d)(iii).

         SECTION 2.14 OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

                  (a) The Canadian Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written or facsimile notice to the Agent; provided that (i) each such partial prepayment shall be in multiples of $500,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Canadian Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Canadian Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender that are to be prepaid, the prepayment date and the manner of application of the prepayment. For the avoidance of doubt, any amount prepaid pursuant to this Section 2.14 may be reborrowed in accordance with this Agreement.

                  (b) The Canadian Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Canadian Borrower delivers a notice of Borrowing under Section 2.6 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations to lend its portion of such Eurodollar Loan hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Canadian Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (c) In the event the Canadian Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to
Section 2.14(a), the Canadian Borrower on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Canadian Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (d) Any partial prepayment of the Loans by the Canadian Borrower pursuant to Sections 2.13 or 2.14 shall be applied (except as otherwise specified in Section 2.13(c)) as specified by the Canadian Borrower or, in the absence of such specification, as determined by the Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 or
2.14 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.15 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date such Lender becomes a party to this Agreement:

                           (i) shall subject such Lender to (x) any tax of any
kind whatsoever with respect to this Agreement, any Letter of Credit or any application for a Letter of Credit or any Loan, or (y) change the basis of taxation of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder to such Lender in respect of any of the foregoing (except for, in each case, taxes described in Section 2.18(a)(i), Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate); or

                           (iii) shall impose on such Lender or the London
interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Eurodollar Loan or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof (whether of principal, interest or otherwise), then, in any such case, the US Borrower or the Canadian Borrower, as the case may be, shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrowers (with a copy to the Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have reasonably determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any lending office of such Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's US Commitment or Canadian Commitment hereunder or the making of any Loan or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material (except to the extent that such amount is reflected in the Adjusted LIBOR Rate), then the US Borrower or the Canadian Borrower, as the case may be, shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered within 5 Business Days after the date of any demand for payment by such Lender.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrowers of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  (e) For purposes of this Section, a notice to the Borrowers by any Lender pursuant to paragraph (a), (b) or (c) above shall be effective, if lawful, on the date of receipt by the US Borrower and/or the Canadian Borrower, as the case may be.

         SECTION 2.16 CHANGE IN LEGALITY.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender reasonably determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Canadian Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Canadian Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.16, a notice to the Canadian Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Canadian Borrower.

         SECTION 2.17 PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans and the Canadian Commitment Fees shall be made pro rata among the Lenders in accordance with their respective Canadian Commitment Percentages. All payments in respect of the LC Disbursements (except as otherwise provided in this Agreement) shall be made pro rata among the Lenders in accordance with the then participations in LC Outstandings hereunder. All payments of US Commitment Fees and Issuance Fees shall be made among the Lenders in accordance with their respective US Commitment Percentages.

         SECTION 2.18 TAXES.

                  (a) Except as provided below in this Section, all payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, franchise taxes or branch profits taxes imposed on the Agent, any Lender, any Fronting Bank or any Participant as a result of a present or former connection between the Agent, such Lender, such Fronting Bank or such Participant and the jurisdiction imposing such taxes or any political subdivision thereof (other than any such connection arising solely from the Agent, such Lender, such Fronting Bank or such Participant having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Documents) and (ii) any United States withholding taxes payable with respect to payments under this Agreement under laws (including any governing statute, treaty or regulation) in effect on the Closing Date (or (x) in the case of an Assignee, the date of the Assignment and Acceptance (except to the extent that such Assignee's assignor (if any) was entitled at the time of such assignment to receive additional amounts from the Borrowers with respect to the Non-Excluded Taxes pursuant to this paragraph) and (y) in the case of a Participant, the date of the related purchase) applicable to any Lender, the Agent, any Fronting Bank or any Participant, as the case may be. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from or are otherwise imposed in respect of any amounts payable to the Agent or any Lender or any Fronting Bank hereunder, the amounts so payable to the Agent or such Lender or such Fronting Bank shall be increased to the extent necessary to yield to the Agent or such Lender or such Fronting Bank (after deduction for all Non-Excluded Taxes) an amount equal to the sum it would have received had no such deductions been made, provided, however, that the Borrowers shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to the Agent, any Lender or any Fronting Bank if the Agent, such Lender or such Fronting Bank fails to comply with the requirements of paragraph (b) of this Section 2.18 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraph (b) of this Section 2.18) or if the Agent, such Lender or such Fronting Bank fails to comply with the requirements of paragraphs (c) or (d) of this Section 2.18. In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, reasonably promptly thereafter, the Borrowers shall send to the Agent for its own account or for the account of such Lender or such Fronting Bank, as the case may be, the original or a certified copy of an official receipt, if any, received by the Borrowers or such other document acceptable to the Agent or such Lender or such Fronting Bank showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Lenders and the Fronting Banks for any Non-Excluded Taxes or other assessed taxes against and payable by the Agent, any Lender or any Fronting Bank, including any incremental taxes, interest or penalties that may become payable by the Agent or any Lender or any Fronting Bank as a result of any such failure; provided, however, that for any period with respect to which any Lender or any

Fronting Bank or the Agent fails to comply with the requirements of paragraphs
(b) or (c) of this Section 2.18 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraphs (b) or (c) of this Section 2.18), such Lender or such Fronting Bank or the Agent shall not be entitled to indemnification under this paragraph (a) of this Section 2.18. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

                  (b) Each Non-U.S. Lender and each U.S. Lender shall:

                           (i) (x) on or before the date of any payment under
                  this Agreement to such Lender, deliver to the US Borrower and the Agent, in the case of a Non-U.S. Lender, two properly completed copies of United States Internal Revenue Service Form W-8BEN (certifying to its entitlement to treaty benefits) or W-8ECI (certifying that the income received is effectively connected with a U.S. trade or business), or successor applicable form, as the case may be, (A) certifying that all payments that it is entitled to receive under this Agreement or any Loan Document may be made without any deduction or withholding of any United States federal income taxes and (B) certifying that it is entitled to an exemption from United States backup withholding tax (to the extent that such Lender receives fees that are not interest income, separate Forms W-8BEN and W-8ECI shall be provided for such amounts) or, in the case of a U.S. Lender, two properly completed copies of United States Internal Revenue Service Form W-9, certifying that such Lender is entitled to an exemption from United States backup withholding tax;

                           (y) deliver to the Borrowers and the Agent two
                  further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and promptly upon the request by the Borrowers or the Agent; and

                           (z) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent; or

                           (ii) in the case of any Non-U.S. Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Code, such Lender, in lieu of complying with subparagraph (i) of this paragraph (b) solely with respect to interest payments received by such Lender, may (x) represent to the Borrowers (for the benefit of the Borrowers and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (y) deliver to the Borrowers on or before the date of any payment by the Borrowers, with a copy to the Agent, (A) a certificate stating that such Lender (1) is not a "bank" under
                  Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) and 871(h)(3)(B) of the Code and (3) is not a "controlled foreign corporation" receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (B) two duly completed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) or 871(h) of the Code with respect to interest payments to be made under this Agreement or any Loan Document (and to deliver to the Borrowers and the Agent two further copies of Form W-8BEN on or before the date it expires or becomes obsolete, after the occurrence of any event requiring a change in the most recently provided form and promptly upon the request by the Borrowers or the Agent and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to interest payments under this Agreement or any Loan Document;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes the Agent, a Lender or a Fronting Bank hereunder which renders all such forms and certificates inapplicable or which would prevent the Agent, such Lender or such Fronting Bank from duly completing and delivering any such form or certificate with respect to it and the Agent, such Lender or such Fronting Bank so advises the Borrowers and the Agent. Each Person that shall become the Agent, a Fronting Bank, a Lender or a Participant pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 2.18; provided that in the case of a Participant the obligations of such Participant pursuant to this Section 2.18 shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments under this Agreement or any Loan Document to or for a Lender, a Fronting Bank or the Agent are not subject to United States withholding tax, the Borrowers or the Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate.

                  (c) Each Lender, each Fronting Bank and the Agent shall, upon request by the Borrowers acting reasonably, deliver to the Borrowers or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrowers under this Agreement or any Loan Document may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that the Agent, such Lender or such Fronting Bank is legally entitled to complete, execute and deliver such form or certificate.

                  (d) If the Agent, any Lender or any Fronting Bank becomes entitled to claim any additional amounts pursuant to this Section 2.18, it shall promptly notify in writing (including appropriate documentation establishing the claim for such additional amount) (in any event no later than 270 days after the Agent, such Lender or such Fronting Bank becomes entitled to make such claim) the Borrowers, through the Agent, of the event by reason of which it has become so entitled in accordance with paragraph (a) of this Section 2.18. The Agent, any Lender and any Fronting Bank claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its principal office or its applicable lending office, if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and the Agent, such Lender or such Fronting Bank in its reasonable discretion would not otherwise be disadvantaged. Notwithstanding anything to the contrary contained in this
Section 2.18(d) or this Agreement, the Agent, any Lender or any Fronting Bank shall not have any obligation under this Section to change its principal lending office or its applicable lending office in respect of any payments made by the Canadian Borrower under this Agreement.

                  (e) In the event that the Agent or any Lender or any Fronting Bank receives a refund in respect of (i) Non-Excluded Taxes or Other Taxes paid by the Borrowers and for which additional amounts under Section 2.18 have been paid by the Borrowers or (ii) taxes resulting in a payment pursuant to Section 2.11, the Agent or such Lender or such Fronting Bank shall, to the extent it can do so without jeopardizing its right to such refund, pay over to the Borrowers an amount that would leave the Agent or such Lender or such Fronting Bank in the same position as if no such Non-Excluded Taxes, Other Taxes or taxes described in this Section 2.18(e)(ii) had been imposed. Nothing contained in this paragraph (e) shall interfere with the right of the Agent and such Lender or such Fronting Bank to arrange its tax affairs in whatever manner it thinks fit, nor require them to disclose any information relating to their tax affairs or any computations in respect thereof or to do anything that would prejudice their ability to benefit from any other credits, relief, remissions or repayments to which any of them may be entitled.

         SECTION 2.19 CERTAIN FEES. The Borrowers shall pay to the Agent, for the respective accounts of the Agent and the Lenders, the fees set forth in the Fee Letter at the times set forth therein.

         SECTION 2.20 COMMITMENT FEES.

                  (a) The Canadian Borrower shall pay to the Lenders having Canadian Commitments a commitment fee (the "Canadian Commitment Fee") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Canadian Commitments, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (0.50%) per annum on the average daily amount of such Lender's Available Canadian Commitment. Such Canadian Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10(a) hereof.

                  (b) The US Borrower shall pay to the Lenders having US Commitments a commitment fee (the "US Commitment Fee") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the US Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (0.50%) per annum on the average daily amount of such Lender's Available US Commitment. Such US Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10(b) hereof.

         SECTION 2.21 LETTER OF CREDIT FEES. The US Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 2.75% per annum on the daily average LC Outstandings (the "Issuance Fee"), (ii) to each Fronting Bank for its account a fronting fee with respect to each Letter of Credit issued by such Fronting Bank (the "Fronting Fee") for the period from (and including) the date of issuance thereof to (and excluding) the date of termination or the expiration thereof or the date of payment thereon by the Fronting Bank on the LC Outstandings thereunder during the period for which payment is made which fee shall accrue at a rate per annum equal to 0.10%, as well as such Fronting Bank's standard fees with respect to the issuance, amendment, renewal, administration or extension of any Letter of Credit or processing of drawings thereunder, and (iii) to the Agent an administrative fee in the amounts and at the times as set forth in the Fee Letter (the "Administrative Fee"). Accrued per annum fees described in clauses
(i) and (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date.

         SECTION 2.22 NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the Fee Letter described in
Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.23 PAYMENT OF OBLIGATIONS. Subject to the provisions of
Section 7.1, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Credit Parties, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.24 CALCULATIONS IN RESPECT OF ALTERNATIVE CURRENCY LETTERS OF CREDIT.

                  (a) For purposes of calculating the Total LC Exposure hereunder on any date of determination, the aggregate LC Outstandings in respect of all Alternative Currency Letters of Credit shall be deemed to equal the amount thereof most recently reported to the Agent pursuant to Section 2.24(b) below.

                  (b) Each Fronting Bank that issues an Alternative Currency Letter of Credit shall (i) no later than the first Business Day of each calendar month, deliver to the Agent a schedule listing (A) each outstanding Alternative Currency Letter of Credit issued by such Fronting Bank, (B) the LC Outstandings under each such Alternative Currency Letter of Credit on such date (denominated in the applicable Alternative Currency), (C) the Dollar Equivalent of such Alternative Currency amount on such date, (D) the expiry date of such Letter of Credit, and

(E) the nature of the obligation such Letter of Credit is being used to support,
(ii) on the date of issuance of any Alternative Currency Letter of Credit (including, if any Alternative Currency Letters of Credit are issued or deemed issued on the Effective Date), deliver to the Agent a schedule listing (A) each Alternative Letter of Credit issued and outstanding on such date (denominated in the applicable Alternative Currency) and (B) the Dollar Equivalent of such amount on such date and (iii) not later than one Business Day after its receipt of a written request therefor from the Agent, deliver to the Agent a schedule listing (A) each Alternative Letter of Credit on such date (denominated in the applicable Alternative Currency) and (B) the Dollar Equivalent of such Alternative Currency amount on such date. The Agent shall promptly after its receipt of the schedules pursuant to Section 2.24(b)(i) deliver to each Lender a report based on such schedules setting forth the Total LC Exposure, whether or not a US Excess Event then exists and as a consequence cash collateralization shall be necessary pursuant to Section 2.13 and such other information deemed relevant by the Agent.

                  (c) Notwithstanding anything to the contrary contained in
Section 2.24(b), in calculating the fees payable by the US Borrower pursuant to
Section 2.21 for each monthly period referred to therein, the aggregate Available US Commitments and the LC Outstandings in respect of each Alternative Currency Letter of Credit from time to time during such period shall be deemed to equal, at all times during each calendar month in such period, the Dollar Equivalent thereof as of the first Business Day of such calendar month (as reported to the Agent pursuant to Section 2.24(b)); provided that in the case of any Alternative Currency Letter of Credit issued during a calendar month, the aggregate Available US Commitments and the LC Outstandings in respect thereof shall be deemed to equal, at all times from the date of issuance of such Letter of Credit to and including the last day of such calendar month, the Dollar Equivalent thereof as of such date of issuance (as reported to the Agent pursuant to Section 2.24(b)).

         SECTION 2.25 PRIORITY AND LIENS.

                  (a) The Credit Parties hereby covenant, represent and warrant that, upon entry of the DIP Order, the Obligations of the Borrowers and Guarantors hereunder and under the Loan Documents:

                           (i) pursuant to Section 364(c)(1) of the Bankruptcy
Code, shall at all times constitute allowed Superpriority Claims;

                           (ii) pursuant to Section 364(c)(2) of the Bankruptcy
Code, shall at all times be secured by a perfected first priority Lien on all Collateral that is otherwise not encumbered by a valid and perfected Lien as of the Filing Date;

                           (iii) pursuant to Section 364(c)(3) of the Bankruptcy
Code, shall at all times be secured by a perfected junior Lien upon all Collateral that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date to the extent that is expressly permitted under the Bankruptcy Code; and

                           (iv) pursuant to Section 364(d)(1) of the Bankruptcy
Code, shall be secured by a perfected first priority, senior priming Lien on all Collateral that is subject to (w) existing Liens that presently secure the Borrowers' and the Guarantors' pre-petition Indebtedness under the Pre-Petition Credit Agreement (but subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code), (x) the Liens granted by the Canadian Borrower in favor of the US Borrower to secure the obligations under the Canadian Loan Agreement, (y) Liens that are junior to the Liens that secure the pre-petition Indebtedness under the Pre-Petition Credit Agreement and (z) any Liens granted to the Pre-Petition Lenders after the Filing Date under the Final Cash Collateral Order to secure the Adequate Protection Obligations thereunder;

in each case, subject only to the Carve-Out; provided that, except as otherwise provided in the DIP Order or the Final Cash Collateral Order, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Pre-Petition Lenders or the Lenders or to the collateral securing such indebtedness.

                  (b) Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all Collateral and now existing or hereafter acquired real property the title to which is held by the Borrowers or any of the Guarantors, or the possession of which is held by the Borrowers or any of the Guarantors pursuant to leasehold interests and which secures the obligations under the Pre-Petition Credit Agreement, the Borrowers and the Guarantors hereby assign and convey as security, grant a security interest in, hypothecate, mortgage, pledge and set over unto the Agent on behalf of the Lenders all of the right, title and interest of the Borrowers and the Guarantors in all of such Collateral, including without limitation, all cash and owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrowers and the Guarantors in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrowers and the Guarantors acknowledge that, pursuant to the DIP Order and the Canadian Recognition Order, the Liens in favor of the Agent on behalf of the Lenders in all of such Collateral, including the real property and leasehold interests, shall be perfected without the recordation of any UCC financing statements (or financing statements under other applicable personal property security law), notices of Lien or instruments of mortgage or assignment. The Borrowers and the Guarantors further agree that, upon the request of the Agent, the Borrowers and the Guarantors shall enter into separate security agreements, pledge agreements and fee and leasehold mortgages in recordable form with respect to such Collateral and properties on terms reasonably satisfactory to the Agent.

         SECTION 2.26 SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT.

                  (a) Pursuant to Section 364(c)(2) of the Bankruptcy Code, the US Borrower hereby assigns and pledges to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grants to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the US Borrower's right, title and interest in and to the Letter of Credit Account and any investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by any of the

Credit Parties, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the US Borrower as described in Section 2.13(b).

                  (b) Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or damage to any of the cash collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith. All expenses and liabilities incurred by the Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Agent) shall be paid by the US Borrower from time to time upon demand.

         SECTION 2.27 RIGHT OF SET-OFF. Subject to the provisions of Section 7.1, upon the occurrence and during the continuance of any Event of Default, each of the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Lender or any of its Affiliates to or for the credit or the account of the Borrowers or any Guarantor against any and all of the obligations of such Borrowers or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated and may not be matured. Each Lender and the Agent agree promptly to notify the Borrowers and Guarantors after any such set-off and application made by such Lender or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender (and any such Affiliate) and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.28 USE OF CASH COLLATERAL. Notwithstanding anything to the contrary contained herein and, without limiting Sections 4.1 or 4.2, the US Borrower and the Canadian Borrower shall not be permitted to request a Borrowing or the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) under Section 2 unless (i) the Bankruptcy Court shall have entered the DIP Order, (ii) the Ontario Superior Court shall have entered the Canadian Recognition Order and (iii) no events of default have occurred and are continuing under paragraph 7 of the Final Cash Collateral Order.

         SECTION 2.29 NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Credit Parties agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Chapter 11 plan of reorganization in any of the Cases (and each of the Borrowers and the Guarantors pursuant to Section 1141(d)(4) of the Bankruptcy Code hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the DIP Order and described in Section 2.25 and the Liens granted to the Agent pursuant to the DIP

Order and described in Sections 2.25 and 2.26 shall not be affected in any manner by the entry of an order confirming a Chapter 11 plan of reorganization in any of the Cases.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrowers represent and warrant as follows:

         SECTION 3.1 ORGANIZATION AND AUTHORITY. Each of the Credit Parties, as applicable, (i) is an organization duly organized and validly existing under the laws of the state or province of its organization, as applicable, and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) is duly qualified as a foreign corporation and in good standing, if applicable, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect,
(iii) subject to the entry by the Bankruptcy Court of the DIP Order and the Ontario Superior Court of the Canadian Recognition Order, has the requisite corporate or other power and authority to effect the transactions contemplated hereby and by the other Loan Documents to which it is a party, and (iv) subject to the entry by the Bankruptcy Court of the DIP Order and the Ontario Superior Court of the Canadian Recognition Order, has all requisite corporate or other power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.2 DUE EXECUTION. Upon the entry by the Bankruptcy Court of the DIP Order and the Ontario Superior Court of the Canadian Recognition Order, the execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party (i) are within the respective corporate or other powers of each Credit Party, have been duly authorized by all necessary corporate or other action including the consent of shareholders, partners or members, as applicable, where required, and do not (A) contravene the charter, by-laws or other formative or charter documents of any Credit Party, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on any Credit Party or any of its properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any Credit Party other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the DIP Order and the Canadian Recognition Order. Upon the entry by the Bankruptcy Court of the DIP Order and the Ontario Superior Court of the Canadian Recognition Order, this Agreement has been duly executed and delivered by the Credit Party. Upon the entry by the Bankruptcy Court of the DIP Order and the Ontario Superior Court of the Canadian Recognition Order, this Agreement is, and each of the other Loan Documents to which each Credit Party is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms and the DIP Order.

         SECTION 3.3 STATEMENTS MADE. The information that has been delivered in writing by any Credit Party to the Agent and the Lenders or to the Bankruptcy Court or the Ontario Superior Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in the light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not materially misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by such Credit Party to be reasonable at the time such projections were furnished.

         SECTION 3.4 FINANCIAL STATEMENTS. The US Borrower has furnished the Lenders with copies of the audited consolidated financial statements and schedules of the US Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2001 and the unaudited financial statements for the fiscal quarters ended June 30, 2002 and September 30, 2002. Such financial statements present fairly, in accordance with GAAP and in all material respects, the financial condition and results of operations of the US Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods, subject to normal year-end audit adjustments in the case of the quarterly financial statements; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the US Borrower and its Subsidiaries as of the date thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the US Borrower and its Subsidiaries, taken as a whole, has occurred from that set forth in the US Borrower's consolidated financial statements for the fiscal quarter ended September 30, 2002 other than those changes that customarily occur as a result of events and circumstances following the commencement of the Cases (including, without limitation, those reflected in the New Business Plan).

         SECTION 3.5 OWNERSHIP. Other than as set forth on Schedule 3.5, (i) each of the Persons listed on Schedule 3.5 is a wholly-owned, direct or indirect Subsidiary of the US Borrower, (ii) the US Borrower owns no other Subsidiaries, whether directly or indirectly and (iii) each of the Domestic Subsidiaries of the US Borrower that are Debtors in the Cases is a Guarantor.

         SECTION 3.6 LIENS. Except for Liens existing on the Filing Date as reflected on Schedule 3.6, which shall be delivered to the Lenders no later than 15 days after the Closing Date, there are no Liens of any nature whatsoever on any owned assets of the US Borrower or any of its Subsidiaries other than: (i) Liens granted pursuant to the Pre-Petition Credit Agreement; (ii) Permitted Liens; (iii) other Liens permitted pursuant to Section 6.1; and (iv) Liens in favor of the Agent and the Lenders.

         SECTION 3.7 COMPLIANCE WITH LAW.

                  Other than as set forth on Schedule 3.7 or as disclosed in the US Borrower's 10-K for the fiscal year ending December 31, 2001 or its quarterly filings with the Securities and Exchange Commission for the fiscal year ending December 31, 2002,

                  (a) to the best knowledge of the Borrowers, the facilities and properties owned, leased or operated by the Borrowers or any of the Guarantors (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of any Environmental Law except in either case insofar as such violations in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                  (b) to the best knowledge of the Borrowers, the Properties and all operations at the Properties are in compliance with all applicable Environmental Laws except for instances of noncompliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and there is no contamination at, under or about the Properties nor any violation of any Environmental Law with respect to the Properties or the business operated by the Borrowers or any of the Guarantors, which in the aggregate could reasonably be expected to have a Material Adverse Effect; and

                  (c) neither the US Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

         SECTION 3.8 INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrowers and their respective Subsidiaries are in full force and effect and are of a nature and provide such coverage as is customarily carried in the industries in which the Borrowers and/or the applicable Subsidiary operates.

         SECTION 3.9 USE OF PROCEEDS. The proceeds of the Loans shall be used for working capital and other general corporate purposes of the Canadian Borrower. The Letters of Credit shall be used in accordance with Section 5.8 hereof.

         SECTION 3.10 LITIGATION. Other than as set forth on Schedule 3.10 or as disclosed in the US Borrower's 10-K for the fiscal year ending December 31, 2001 or its quarterly filings with the Securities and Exchange Commission for the fiscal year ending December 31, 2002, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrowers, threatened against or affecting the US Borrower or its Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the US Borrower or such Subsidiaries and, if so determined adversely to the US Borrower or such Subsidiaries would have a Material Adverse Effect.

         SECTION 3.11 SECURITY INTERESTS. The security interests granted pursuant to this Agreement and, to the extent applicable, the Canadian Security Documents (other than any security interest granted by Sistemas y Conexiones Integradas SA de CV thereunder), (a) upon the entry by the Bankruptcy Court of the DIP Order and the entry by the Ontario Superior Court of the Canadian Recognition Order will constitute valid perfected security interests in all of the Collateral in favor of the Agent for the ratable benefit of the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of each of the US Borrower, the Canadian Borrower and each Guarantor and any Persons purporting to purchase any Collateral from the US Borrower, the Canadian Borrower and each Guarantor and (b) are prior to all other Liens on the Collateral except for Liens expressly permitted to be senior pursuant to Section 2.25.

SECTION 4. CONDITIONS OF LENDING

         SECTION 4.1 EFFECTIVE DATE. The obligations of the Lenders hereunder shall not become effective until the date as of which each of the following conditions is satisfied (or waived in accordance with Section 11.10):

                  (a) Supporting Documents. The Agent shall have received for each of the Credit Parties:

                           (i) a copy of such entity's certificate of
incorporation or certificate of formation, as applicable, as amended, certified as of a recent date by the Secretary of State (or other applicable Governmental Authority) of the state or province of its incorporation;

                           (ii) a certificate of such Secretary of State, dated
as of a recent date, as to the good standing of that entity and as to the charter documents on file in the office of such Secretary of State or certificate of status with respect to the Canadian Borrower, dated as of a recent date, as applicable; and

                           (iii) a certificate of the Secretary or an Assistant
Secretary of that entity dated as of the Effective Date substantially in the form of Exhibit E and certifying (A) that attached thereto is a true and complete copy of the by-laws or other formative or charter documents of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managing members (or comparable governing body), as applicable, of that entity authorizing the extensions of credit hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation or other formative or charter documents of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State or other applicable Governmental Authority furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                  (b) DIP Order. The Agent and the Lenders shall have received a certified copy of the DIP Order of the Bankruptcy Court in substantially the form of Exhibit A approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Sections 2.25 and 2.26 which DIP Order (i) shall have been entered, with the consent or non-objection of a preponderance (as determined by the Pre-Petition Agent) of the Pre-Petition Lenders, upon an application or motion of the Borrowers reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Pre-Petition Lenders) as may in each case be reasonably satisfactory to the Agent, (ii) shall authorize extensions of credit in principal amounts not in excess of $60,000,000 in the aggregate at any time, (iii) shall approve the payment by the Credit Parties of all of the Fees and other Obligations and (iv) shall be in full force and effect.

                  (c) Canadian Recognition Order. The Agent and the Lenders shall have received a certified copy of the order entered by the Ontario Superior Court (the "Canadian Recognition Order") in a form acceptable to the Agent in the proceeding commenced by the Canadian Borrower pursuant to Section
18.6 of the Companies' Creditors Arrangement Act (Canada) recognizing the DIP Order and giving effect to the provisions thereof including without limitation, those provisions set forth in Section 4.1(b). Notwithstanding anything herein to the contrary, receipt of a certified copy of the Canadian Recognition Order shall not be a condition precedent for any Fronting Bank or Lender to issue, amend, renew or extend any Letter of Credit to the US Borrower.

                  (d) Opinion of Counsel. The Agent and the Lenders shall have received the favorable written opinions of counsel (including opinions of Canadian counsel as to corporate matters, security documents and filings required to have been made) to the Credit Parties reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit B.

                  (e) Payment of Fees. The Borrowers shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due and then payable under and pursuant to this Agreement, the Final Cash Collateral Order, the Fee Letter and the other Loan Documents.

                  (f) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrowers, the Guarantors, the Agent and the Lenders contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (g) UCC Searches. The Agent shall have received UCC searches (including tax liens and judgments) and other applicable Lien searches conducted in the jurisdictions in which the Credit Parties conduct business, satisfactory to the Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of such Credit Parties other than Liens granted or permitted under the Pre-Petition Credit Agreement and such other Liens as may be satisfactory to the Agent.

                  (h) Canadian Security Documents. The Canadian Borrower shall have duly executed and delivered to the Agent the Canadian Security Documents and the Confirmation Agreement, in each case, in form and substance acceptable to the Agent.

                  The Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.10) at or prior to 4:00 p.m., New York City time, on March 21, 2003 (and, in the event that such conditions are not so satisfied or waived, the US Commitments and the Canadian Commitments shall terminate at such time).

         SECTION 4.2 CONDITIONS PRECEDENT TO EACH CREDIT EVENT. The obligation of the Lenders to make each Loan, including the initial Loan, and of the Fronting Bank to issue, amend, renew or extend any Letter of Credit, including the initial Letter(s) of Credit (each a "Credit Event"), is subject to the satisfaction of the following conditions precedent:

                  (a) Notice. The Agent shall have received a notice with respect to such Borrowing or Credit Event, as the case may be, as required by
Section 2 hereof.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any Borrowing or Credit Event, as the case may be, with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Issuance Request. Receipt of a request for the issuance, amendment, renewal or extension of such Letter of Credit in accordance with the provisions hereof substantially in the form attached hereto as Exhibit C (an "Issuance Request"), duly completed and executed and delivered by a Financial Officer of the US Borrower to the satisfaction of the Agent.

                  (d) Borrowing Certificate. Receipt of a request for a Borrowing in accordance with the provisions hereof substantially in the form attached hereto as Exhibit D (a "Borrowing Certificate"), duly completed and executed and delivered by a Financial Officer of the Canadian Borrower to the satisfaction of the Agent.

                  (e) No Default. On the date of each Borrowing hereunder or the issuance, amendment, renewal or extension of any Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing.

                  (f) DIP Order and Canadian Recognition Order. The DIP Order and the Canadian Recognition Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders; and if the DIP Order or the Canadian Recognition Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Credit Parties of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

                  (g) Payment of Fees. The Borrowers shall have paid to the Agent and the Pre-Petition Agent the then unpaid balance of all accrued and unpaid Fees due and then payable under and pursuant to this Agreement, the DIP Order, the Canadian Recognition Order, the Final Cash Collateral Order, the Fee Letter and the Loan Documents.

The request by the US Borrower or the Canadian Borrower, as the case may be, for, and the acceptance by the US Borrower or the Canadian Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Canadian Borrower or the US Borrower, as the case may be, that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5. AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Canadian Commitment or US Commitment shall be in effect, any Loan or Letter of Credit shall remain outstanding, or any other amount shall remain outstanding or unpaid (other than as provided in Section 2.2(d)(iii)) under this Agreement, the US Borrower, the Canadian Borrower and each of the Guarantors agree that, unless the Required Lenders shall otherwise consent in writing, the Borrowers and each of the Guarantors, as applicable, will:

         SECTION 5.1 FINANCIAL STATEMENTS, REPORTS, ETC. In the case of each Borrower, and without any request, each Borrower will cause its Subsidiaries to furnish each of the following to the Agent (unless otherwise indicated):

                  (a) the reports and other information required to be delivered to the Pre-Petition Agent in order to comply with the Reporting Requirements under the Final Cash Collateral Order; and

                  (b) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their respective Subsidiaries, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lender, may reasonably request.

         SECTION 5.2 EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except
(A) if in the reasonable business judgment of the US Borrower, the Canadian Borrower or the applicable Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.3 INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the industries in which the Borrowers and the Guarantors operate; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Credit Parties in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the industries in which the Credit Parties operate and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

         SECTION 5.4 OBLIGATIONS AND TAXES. Pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Credit Parties shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Credit Parties shall have set aside on their books adequate reserves therefor in accordance with GAAP).

         SECTION 5.5 NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Agent notice in writing of the occurrence of any Default or Event of Default hereunder.

         SECTION 5.6 ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records in a manner consistent with GAAP of the financial operations of the Credit Parties; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Credit Parties to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Credit Parties and to conduct examinations of and to monitor the Collateral in each case at the Borrowers' expense.

         SECTION 5.7 ADDITIONAL SUBSIDIARIES AND COLLATERAL. If at any time after the date of this Agreement, any of the Credit Parties shall form any new Subsidiary, such Credit Party shall promptly (x) in the case of a new Subsidiary that is a Domestic Subsidiary of the US Borrower or a Subsidiary of the Canadian Borrower which is or will be added as a debtor in the Cases, cause such new Domestic Subsidiary to become a Guarantor under this Agreement and the Canadian Security Documents in the case of a new Subsidiary of the Canadian Borrower and grant a security interest in and create a Lien on substantially all of its now existing or hereafter acquired real and personal property to the Agent for the benefit of the Lenders as security for the Obligations to the reasonable satisfaction of the Agent and (y) pledge to the Agent all of the Capital Stock of such Subsidiary owned by the Person forming such Subsidiary (if such Person is the US Borrower or a Domestic Subsidiary) to secure the relevant obligations under the Loan Documents; provided that any such Credit Party shall not be required hereunder to pledge Excluded Equity Interests.

         SECTION 5.8 USE OF PROCEEDS. The proceeds of the Loans will be used for working capital and other general corporate purposes of the Canadian Borrower. The Letters of Credit



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

shall be issued only to support undertakings by the US Borrower or any of its Subsidiaries and provide financial assurance for obligations incurred by the US Borrower or any of its Subsidiaries in the ordinary course of their businesses; provided that the Letters of Credit shall not be used to support ordinary trade credit.

SECTION 6. NEGATIVE COVENANTS

         From the date hereof and for so long as any Canadian Commitment or US Commitment shall be in effect, any Loan or Letter of Credit shall remain outstanding or any other amount shall remain outstanding or unpaid (other than as provided in Section 2.2(d)(iii)) under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrowers will not (and will not apply to the Bankruptcy Court for authority to), and will not permit any of the other Credit Parties to:

         SECTION 6.1 LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Credit Parties now owned or hereafter acquired, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.6 hereto and Liens granted pursuant to the Pre-Petition Credit Agreement; (ii) Liens in favor of the Pre-Petition Lenders as adequate protection granted pursuant to the Final Cash Collateral Order, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Lenders, it being understood that the DIP Order will provide that the holder of such junior Liens shall not be permitted to take any action to enforce their rights with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any US Commitment or Canadian Commitment shall be in effect; (iii) Permitted Liens and (iv) Liens in favor of the Agent and the Lenders.

         SECTION 6.2 MERGER, ETC. Consolidate or merge with or into another Person (except that any Subsidiary of the US Borrower may merge into any Guarantor so long as the surviving entity of such merger is a Guarantor).

         SECTION 6.3 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness (excluding trade payables arising in the ordinary course of business), except for (i) Indebtedness under the Loan Documents or the Final Cash Collateral Order; (ii) Indebtedness incurred prior to the Filing Date (including existing Financing Leases) as set forth in Schedule 6.3; and (iii) intercompany Indebtedness among the Credit Parties, subject to the limitations set forth in the Final Cash Collateral Order or any other order entered by the Bankruptcy Court.

         SECTION 6.4 CONSOLIDATED EBITDA. Permit Consolidated EBITDA for the Borrowers and their consolidated Subsidiaries for each period set forth below to be less than the amount appearing opposite such period:

                                    Period               Consolidated EBITDA
                                    ------               -------------------
          September 1, 2002 - January 31, 2003               $31,000,000
          September 1, 2002 - February 28, 2003              $42,000,000
          September 1, 2002 - March 31, 2003                 $50,000,000
          September 1, 2002 - April 30, 2003                 $58,000,000
          September 1, 2002 - May 31, 2003                   $66,000,000
          September 1, 2002 - June 30, 2003                  $74,000,000



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

          September 1, 2002 - July 31, 2003                  $81,000,000
          Trailing 12 months ending August 31, 2003          $89,000,000
          Trailing 12 months ending September 30, 2003       $87,000,000
          Trailing 12 months ending October 31, 2003         $87,000,000
          Trailing 12 months ending November 30, 2003        $87,000,000
          Trailing 12 months ending December 31, 2003        $89,000,000

         It is understood for the purposes of the Consolidated EBITDA levels set forth above that if the Borrowers and the Guarantors consummate the sale or other disposition of any of their businesses or assets, the amount set forth herein for the test period in which such transaction is so consummated and for any subsequent test period shall be reduced by an amount equal to the portion of the Consolidated EBITDA attributed to such business or asset in the New Business Plan (it being further understood that the Consolidated EBITDA shall be reduced by the projected fixed overhead costs attributable to such business or asset).

         SECTION 6.5 GUARANTEES AND OTHER LIABILITIES. Purchase the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of the Borrowers or any Guarantor if such Person could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) upon the entry of an order by the Bankruptcy Court, the US Borrower's guarantee of the obligations of Defiance Testing and Engineering, Inc. under two leases of real property located at 1628 Northwood Road, Troy, Michigan and 1150 Maple Road, Troy, Michigan, (iv) all other guarantees of Indebtedness or of operating leases as of the Filing Date listed in Schedule 6.5 and (v) other guarantees, upon the entry of an order of the Bankruptcy Court or the Ontario Superior Court, as the case may be, with the consent of the Agent.

         SECTION 6.6 CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrowers and the Guarantors hereunder and under the other Loan Documents, except for the Carve-Out.

         SECTION 6.7 TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrowers and their respective Subsidiaries) other than (i) transactions on terms and conditions not less favorable to the Borrower or the applicable Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions authorized by the Order under 11 U.S.C. ss.ss. 105(a), 363 and 365 and Fed. R. Bankr. P. 2002, 6004 and 9006 (A) Approving an Inter-Debtor Equipment Lease and (B) Authorizing Procedures for Miscellaneous Inter-Debtor Lease and Sale Transactions entered by the Bankruptcy Court on January 21, 2003 (the "Inter-Debtor Lease and Sale Procedures Order") and (iii) transactions described on Schedule 6.7 hereto.



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

         SECTION 6.8 NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

         SECTION 6.9 DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes; provided that any Subsidiary of the US Borrower or the Canadian Borrower may pay dividends to such Borrower and to any Guarantor that is its direct parent, and any Subsidiary of the US Borrower that is not a Guarantor may pay dividends to any other Subsidiary of the US Borrower that is its direct parent.

         SECTION 6.10 INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by the Credit Parties of the capital stock or other ownership interests of each of their respective Subsidiaries listed on Schedule 3.5, (ii) Permitted Investments, (iii) advances and loans among the US Borrower and the Guarantors in the ordinary course of business, including without limitation, claims arising as a result of subrogation in the event of payment on guarantees permitted by Section 6.5, (iv) Investments constituting joint venture interests received in consideration of the contribution of the process additives portion of the Esseco SPA and (v) existing Investments described on Schedule 6.10 hereto.

         SECTION 6.11 DISPOSITION OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except (i) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the Borrowers' businesses disposed of in the ordinary course of business; (ii) the sale, transfer or exchange of inventory in the ordinary course of business; (iii) transfers resulting from any casualty or condemnation of property or assets; (iv) with the authority of the Bankruptcy Court, if required, after application therefor, any sale or other transfer of any property or assets constituting fixed assets in an arm's-length transaction, at fair market value in which, in the case of any such property or assets that are sold for consideration in excess of $5,000,000, at least 75% of such consideration therefor received by the Credit Party is in the form of cash (any such sale or transfer made pursuant to this clause (iv), an "Asset Disposition"); provided that the Net Proceeds of the sales and transfers made pursuant to this clause (iv) in the aggregate shall not exceed $50,000,000 unless the Net Proceeds are applied in accordance with the proviso in Section 2.13(d), (v) intercompany sales or transfers of assets made in the ordinary course of business; (vi) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Borrowers and their respective Subsidiaries; (vii) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business; (viii) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (ix) with the authority of the Bankruptcy Court, if required, after application therefor, any sale or


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

other transfer in an arm's-length transaction at fair market value of any tangible property or assets related to or used in connection with operations that have been discontinued or, with the Bankruptcy Court's approval, are to be discontinued for consideration in an amount not to exceed $500,000 in the aggregate, (x) with the authority of the Bankruptcy Court, if required, after application therefor, any assignment or other transfer in an arm's-length transaction at fair market value of any intangible property or assets (including, without limitation, contract rights) related to or used in connection with operations that have been discontinued or, with the Bankruptcy Court's approval, are to be discontinued, which assignment or transfer shall not materially interfere with the businesses of the Borrowers and their respective Subsidiaries, and (xi) with the authority of the Bankruptcy
Court, if required, after application therefor, the asset sales set forth on
Schedule 6.11.

SECTION 7. EVENTS OF DEFAULT

         SECTION 7.1 EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (a) any representation or warranty made by the Borrowers or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the extensions of credit hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrowers or any Guarantor to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any (i) Fees, interest on the Loans or other amounts payable hereunder when due (other than amounts set forth in clause (ii) hereof) and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) default shall be made by the Borrowers or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof; or

                  (d) default shall be made by the Borrowers or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, the DIP Order, the Canadian Recognition Order or any of the other Loan Documents and such default shall continue unremedied for more than five (5) days; or

                  (e) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrowers or any of the Guarantors, or the Borrowers or any of the Guarantors shall so assert in any pleading filed in any court; or

                  (f) any event of default shall occur and be continuing under the Final Cash Collateral Order beyond any applicable grace period set forth therein;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrowers (with a copy to counsel for the Committee, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrowers (with a copy to counsel for the Committee, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware) with five (5) Business Days' written notice prior to taking the action contemplated thereby; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto, being whether, in fact, an Event of Default has occurred and is continuing): (i) terminate forthwith the US Commitments and the Canadian Commitments; (ii) declare the Loans, all accrued but unpaid interest thereon and other amounts then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrowers and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Total LC Exposure (and to the extent the Borrowers and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent may reserve cash collateral in such amount from any amounts that are set off pursuant to clause
(iv) below); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrowers and the Guarantors hereunder and in the other Loan Documents; and
(v) exercise any and all remedies under Section 10, the Loan Documents and under applicable law available to the Agent and the Lenders.

SECTION 8. THE AGENT

         SECTION 8.1 ADMINISTRATION BY AGENT. The general administration of the Loan Documents shall be by the Agent. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

SECTION 8.2 ADVANCES AND PAYMENTS.

                  (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Canadian Commitment hereunder. Should the Agent do so, each of the Lenders (and failing a Lender, the Canadian Borrower) agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the greater of (i) Federal Funds Effective Rate and (ii) the Agent's cost of funds, if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.6, 11.5 and 11.6 or other provisions of the Loan Documents), the application of which is not otherwise provided for in this Agreement shall be applied, first, to pay accrued but unpaid Canadian Commitment Fees, US Commitment Fees or Letter of Credit Fees ratably in accordance with each Lender's respective Canadian Commitment Percentage and US Commitment Percentage, as the case may be, to the Lenders and Fronting Banks based on the unpaid accrued amounts thereof, and second, to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed LC Disbursements and Loans in accordance with each Lender's respective Canadian Commitment Percentage and US Commitment Percentage, as the case may be. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

                  (c) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. All payments and prepayments made in accordance with the provisions of this Agreement in respect of Fees, principal or interest shall be made to the Agent, for the account of the relevant Lender, to the Agent's account for payments as identified by the Agent to the Borrowers from time to time, no later than 12:00 Noon (New York time) in immediately available funds. Unless the Agent shall have received notice from either of the Borrowers prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make any payment due hereunder in full, the Agent may assume that such Borrower have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the US Borrower or Canadian Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) the Agent's cost of funds.

                  (d) The Agent shall not be liable to the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in Dollars to the account with the bank in the principal financial center which the US Borrower or the Canadian Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (d), "all relevant steps" means all such steps as may be prescribed from time to time by the




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regulations or operating procedures or such clearing or settlement system as the
Agent may from time to time determine for the purpose of clearing or settling payments of Dollars.

                  (e) Notwithstanding anything to the contrary in Section 11.3 or any other provision thereof, if (i) any Lender shall fail to make a Loan when due in accordance with Section 2.1 or shall fail to make any payment to any Fronting Bank when due in accordance with this Section 8.2 and such failure shall continue for five (5) Business Days following written notice of such failure from such Fronting Bank to such Lender or (ii) the Index Debt of any Lender shall fail to have a credit rating of at least "BBB" by S&P and "Baa2" by Moody's, such Lender shall be deemed in default (a "Defaulting Lender"), and at any time thereafter any one or more other Lenders may acquire (on a pro rata basis as among such Lenders based on their respective US Commitment Percentage or Canadian Commitment Percentage, as the case may be), or require such Lender to transfer to a third party in exchange for the sum or sums due from such Defaulting Lender, all of such Defaulting Lender's interests, rights and obligations under this Agreement, without, however, relieving such Defaulting Lender from any liability for damages, costs and expenses suffered by such Fronting Bank as a result of such default. Any such acquisition or transfer shall be in accordance with and subject to the restrictions contained in Section
11.3. Neither the relevant Fronting Bank nor any other Lender shall be responsible for any Defaulting Lender (except as may be expressly assumed pursuant to this paragraph (f)). Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any Defaulting Lender.

         SECTION 8.3 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its extensions of credit as a result of which the unpaid portion of its extensions of credit is proportionately less than the unpaid portion of the extensions of credit of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the extensions of credit of such other Lender, so that the aggregate unpaid principal amount of each Lender's extensions of credit and its participation in extensions of credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all extensions of credit then outstanding as the principal amount of its extensions of credit prior to the obtaining of such payment was to the principal amount of all extensions of credit outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender holding (or deemed to be holding) a participation in extensions of credit may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by any Credit Party to such Lender as fully as if such Lender was the original holder of extensions of credit hereunder and the original obligee thereon, in the amount of such participation.



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

         SECTION 8.4 AGREEMENT OF REQUIRED LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 11.10.

         SECTION 8.5 LIABILITY OF AGENT.

                  (a) The Agent when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Credit Parties of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrowers or any of their respective Subsidiaries on account of the failure or delay in performance or breach by any Lender or by the Borrowers or any of their respective Subsidiaries of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.6 REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse (x) the Agent for such Lender's Total Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrowers or the Guarantors and (y) the Agent for such Lender's Total Percentage of any expenses of the Agent incurred for the


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

benefit of the Lenders that the Borrowers has agreed to reimburse pursuant to
Section 10.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrowers or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7 RIGHTS OF AGENT. It is understood and agreed that JPMorgan Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers or any of their respective Subsidiaries, as though it were not the Agent of the Lenders under this Agreement.

         SECTION 8.8 INDEPENDENT LENDERS. Each Lender acknowledges that it has decided to enter into this Agreement and to make the extensions of credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and their respective Subsidiaries and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.9 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrowers (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9. GUARANTEE

         SECTION 9.1 GUARANTEE

                  (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or


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

otherwise) of the Obligations. As used in this Section 9, the term "Guarantors" shall include the US Borrower as a guarantor of the Obligations of the Canadian Borrower.

                  (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 9 or affecting the rights and remedies of the Agent or any Lender hereunder.

                  (c) The guarantee contained in this Section 9 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 9 shall have been satisfied by payment in full, no Loan or Letter of Credit shall be outstanding and the Total Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

                  (d) No payment made by the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Loan or Letter of Credit shall be outstanding and the Total Commitments are terminated.

         SECTION 9.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 9.3. The provisions of this Section 9.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Lenders, and each Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         SECTION 9.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrowers on account of the Obligations are paid in full, no Loan or Letter of Credit shall be outstanding and the Total Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor,

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

and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

         SECTION 9.4 AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 9 or any property subject thereto.

         SECTION 9.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon the guarantee contained in this Section 9 or acceptance of the guarantee contained in this Section 9; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 9; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 9. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this
Section 9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers or any other Person against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of such Guarantor under the guarantee contained in this Section 9, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other


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

Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         SECTION 9.6 REINSTATEMENT. The guarantee contained in this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

         SECTION 9.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the Agent's office.

SECTION 10. REMEDIES; APPLICATION OF PROCEEDS

         SECTION 10.1 REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default (and after notice of such Event of Default, if required), to the extent any such action is not inconsistent with the DIP Order, the Canadian Recognition Order or Section 7, the Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all rights as a secured creditor under the Uniform Commercial Code (or other applicable personal property security law) in all relevant jurisdictions and may:

                  (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrowers, any Guarantor or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any Requirements of Law), and for that purpose may enter upon the Borrowers' or any Guarantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrowers or such Guarantor;

                  (b) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Letter of Credit Account;

                  (c) withdraw all monies, securities and instruments in the Letter of Credit Account for application to the Obligations in accordance with
Section 10.3;



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                  (d) sell, assign or otherwise liquidate, or direct any Credit
Party to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 10.2, and take possession of the proceeds of any such sale, assignment or liquidation; and

                  (e) take possession of the Collateral or any part thereof, by directing the Borrowers and any Guarantor in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event the Borrowers and such Guarantor shall at their own expense (i) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent, (ii) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in
Section 10.2, and (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Borrowers' and each Guarantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Agent shall be entitled to a decree requiring specific performance by the Borrowers or such Guarantor of such obligation.

         SECTION 10.2 REMEDIES; DISPOSITION OF THE COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, and to the extent not inconsistent with the DIP Order, the Canadian Recognition Order or Section 7, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Agent under or pursuant to Section 10.1, the DIP Order, the Canadian Recognition Order or otherwise, and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any Requirements of Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrowers specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrowers or any nominee of the Borrowers to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrowers specifying the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in USA Today and The Wall Street Journal, National Edition. Subject to Section 10.4, to the extent permitted by any such Requirement of Law, the Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 10.2 without accountability to the Borrowers, any Guarantor or the Pre-Petition



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Lenders (except to the extent of surplus money received). If the Agent shall be required under applicable law to make a disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrowers as hereinabove specified, the Agent need give the Borrowesr only such notice of disposition as shall be reasonably practicable.

         SECTION 10.3 APPLICATION OF PROCEEDS.

                  (a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if the Agent takes action under clause
(i) or (ii) of Section 7 upon the occurrence and during the continuance of an Event of Default, any payment by any Credit Party on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied as follows: first, to the payment of professional fees pursuant to the Carve-Out, second, to the payment in full of all costs and out-of-pocket expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Agent or any of the Lenders in connection with any such realization upon the Collateral, third, as a permanent reduction of the Canadian Commitments, pro rata in accordance with each Lender's Canadian Commitment Percentage, to the payment in full of the Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof) pursuant to Section 2.13(a) and fourth, as a permanent reduction of the US Commitments, pursuant to
Section 2.13(b), and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by any Credit Party or otherwise in a manner inconsistent with clause (i) of this Section 10.3(a) shall be held in trust and paid over or delivered to the Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

                  (b) It is understood that the Credit Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of their respective Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Lenders shall not apply any proceeds realized from the disposition of Collateral owned by the Canadian Borrower or any of its Subsidiaries to the repayment or satisfaction of the Obligations of the US Borrower or any of its Subsidiaries.

         SECTION 10.4 WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWERS AND THE GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW:

                  (a) NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWERS OR ANY GUARANTOR WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW; ALL DAMAGES OCCASIONED BY SUCH TAKING OF POSSESSION EXCEPT ANY DAMAGES WHICH ARE THE DIRECT RESULT OF THE AGENT'S OR ANY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; ALL OTHER REQUIREMENTS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE AGENT'S RIGHTS HEREUNDER; AND ALL RIGHTS OF REDEMPTION,



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APPRAISEMENT, VALUATION, STAY, EXTENSION OR MORATORIUM NOW OR HEREAFTER IN FORCE
UNDER ANY APPLICABLE LAW IN ORDER TO PREVENT OR DELAY THE ENFORCEMENT OF THIS AGREEMENT OR THE ABSOLUTE SALE OF THE COLLATERAL OR ANY PORTION THEREOF, AND
EACH CREDIT PARTY, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, INSOFAR AS IT OR THEY NOW OR HEREAFTER LAWFULLY MAY, HEREBY WAIVES THE BENEFIT OF ALL SUCH LAWS.

         SECTION 10.5 REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the DIP Order, the Canadian Recognition Order or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including attorney's fees, and the amounts thereof shall be included in such judgment.

         SECTION 10.6 DISCONTINUANCE OF PROCEEDINGS. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case the Borrowers, the Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Liens granted under this Agreement, the DIP Order, the Canadian Recognition Order and all rights, remedies and powers of the Agent and the Lenders shall continue as if no such proceeding had been instituted.


SECTION 11. MISCELLANEOUS

         SECTION 11.1 NOTICES. Notices and other communications provided for herein shall be in writing (including facsimile communication or electronic communication if procedures for doing so have been approved by the Agent) and shall be mailed, transmitted by facsimile or delivered to the US Borrower on its behalf and on behalf of the Canadian Borrower at 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Matthew R. Friel, Chief Financial Officer and Michael Herman, General Counsel, and to a Lender or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any



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

facsimile equipment of the sender or electronic communication; in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked written direction from such party; provided that, in the case of notices to the Agent, notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when actually received by the Agent.

         SECTION 11.2 SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrowers or any Guarantor herein or in any document, certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the extensions of credit herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid or the US Commitments or Canadian Commitments are in effect. All statements in any such document, certificate or other instrument shall constitute representations and warranties by the Borrowers and the Guarantors.

         SECTION 11.3 SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Guarantors, the Agent and the Lenders and their respective successors and assigns. Neither the Borrowers nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person (such Person, a "Participant") in all or part of any extension of credit, or all or part of its Canadian Commitment or US Commitment, in which event, without limiting the foregoing, the provisions of
Section 2.15 and 2.18 shall inure to the benefit of such Participant (provided that such Participant shall look solely to the seller of such participation for such benefits and the Credit Parties' liability, if any, under Sections 2.15 and
2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of each of the Borrowers and each of the Guarantors relating to the extensions of credit, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its Participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders in which such Participant participates, (ii) reduce the amount of any scheduled principal payment on any extension of credit or reduce the principal amount of any extension of credit or the rate of interest payable hereunder (it being agreed that payment of post-default interest may be waived by the Required Lenders) or
(iii) extend the final maturity of the Borrowers' obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrowers. In addition, each Lender selling a participation to a Participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect, prior to the time such Participant receives payments with respect to such participation, from each such Participant the appropriate forms, certificates and statements described in Section 2.18(b) (and updated as required by Section 2.18(b)) as if such




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

Participant were a Lender under Section 2.18(b) and deliver such forms, certificates and statements to the Borrowers and the Agent.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Canadian Commitments or US Commitments and the extensions of credit at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

                  (B) the Agent, provided that no consent of the Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment, except in the case of an assignment of a Canadian Commitment or US Commitment to an Assignee that does not already have a Canadian Commitment or US Commitment, respectively.

                      (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Canadian Commitments, US Commitments or extensions of credit, the amount of the Canadian Commitments, US Commitments or extensions of credit of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless each of the Borrowers and the Agent otherwise consent, provided that (1) no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall (1) execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (2) deliver to the Agent or the Borrowers any note (if the assigning Lender's extensions of credit are evidenced by a note) subject to such assignment and (3) execute and deliver to the Borrowers and the Agent the appropriate forms, certificates and statements described in Section 2.18 to satisfy the requirements of Section 2.18 as if the Assignee is a Lender;

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire;

                  (D) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents unless greater voting rights are agreed to by the Agent and the Borrowers; and

                  (E) the Borrowers shall not be obligated to pay any greater amount under Sections 2.15 and 2.18 to the Assignee than the Borrowers are then obligated to pay to the respective assigning Lender under such Sections at the time such respective assignment was made.

For the purposes of this Section 11.3, the terms "Approved Fund" and "CLO" have the following meanings:

                  "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

                           (iii) Subject to acceptance and recording thereof
pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.18 and 11.5), provided, however, the Borrowers shall not be obligated to pay any greater amount under Sections 2.15 and 2.18 to the Assignee than the Borrowers are then obligated to pay to the respective assigning Lender under such Sections at the time such respective assignment was made. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (a) of this Section.

                           (iv) The Agent, acting for this purpose as an agent
of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any Fronting Banks, and the Canadian Commitment and US Commitment of, and the principal amount of the Loans owing to and the Total LC Exposure owing to, each Lender and each Fronting Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent, the Fronting Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or as a Fronting Bank, as the case may be, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                           (v) Upon its receipt of a duly completed Assignment
and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative




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

questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.3, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Borrowers or any of their respective Subsidiaries furnished to such Lender by or on behalf of the Borrowers or any of the Guarantors; provided that prior to any such disclosure, each such Assignee or Participant or proposed Assignee or Participant shall agree in writing to be bound by the provisions of Section 11.4.

                  (d) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest hereunder) including, without limitation, to any Federal Reserve Bank in accordance with applicable laws; provided, however, that such Lender shall remain a "Lender" under this Agreement and shall continue to be bound by all the terms and conditions set forth in this Agreement and the other Loan Documents.

                  (e) For purposes of this Section 11.3, with respect to all Letters of Credit, (i) if such Letters of Credit are transferred, notice of such transfer shall be given to the Agent for notation in the Register, (ii) all such transfers may only be made upon notation of such transfer in the Register and
(iii) no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Register.

         SECTION 11.4 CONFIDENTIALITY. Each Lender agrees to keep any information marked as confidential delivered or made available by the Borrowers or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the extensions of credit; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent, any Lender or any Affiliate of the Agent or any Lender which is not permitted by this Agreement, (v) in connection with any litigation between any Credit Party and any Lender with respect to the extensions of credit or this Agreement and the other Loan Documents, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, (viii) to any actual or proposed Participant or Assignee of all or part of its rights hereunder; provided such Participant or Assignee has agreed to be bound by this Section 11.4, (ix) to any direct or indirect counterparty to any hedging agreement of any kind (or any professional advisor to such counterparty) (x) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates and (xi) to the National Association of



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Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender. Each Lender shall use reasonable efforts to notify the Borrowers of any required disclosure under clauses (ii) and (iii) of this Section. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such structure and tax aspects. Further, each party hereto acknowledges that it has no proprietary rights to any tax matter or tax idea related to the transactions contemplated by this Agreement.

         SECTION 11.5 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and accountants advising the Agent) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its periodic field examinations and appraisals and monitoring of assets (including reasonable and customary internal collateral monitoring fees), the reasonable fees and disbursements of respective counsel for, and other reasonable expenses of, any Fronting Bank (and their respective banking Affiliates), and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders or the Agent. Such payments shall be made on the date of the DIP Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. The obligations of the Borrowers and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the extensions of credit.

         SECTION 11.6 INDEMNITY. The Borrowers jointly and severally agree to indemnify and hold harmless the Agent and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities, including without limitation, reasonable legal fees and expenses, incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party; provided that any claim with respect to Taxes shall be governed solely by
Section 2.18. The obligations of the Borrowers and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the extensions of credit. No Indemnified Party will have any liability for any special, indirect, punitive or consequential



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

damages in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby.

         SECTION 11.7 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) ONTARIO LAW (AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN) AND THE BANKRUPTCY CODE.

         SECTION 11.8 NO WAIVER. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 11.9 EXTENSION OF MATURITY. Should any payment of a Loan or an LC Disbursement or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 11.10 AMENDMENTS, ETC.

                  (a) No modification, amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Letters of Credit and applications therefor), and no consent to any departure by the Borrowers or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (it being expressly understood that payment of post-default interest may be waived by the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided that no such modification or amendment shall be effective without the written consent of (1) each Lender directly affected thereby (x) increase the Canadian Commitment or US Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Canadian Commitment or US Commitment of a Lender); provided further that solely with respect to the waiver of the condition precedent set forth in Section 4.1(g), such waiver shall be effective if consented to in writing by the Agent or (y) reduce the principal amount of any Loan or the rate of interest payable thereon or extend any date for the payment of interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrowers' obligations hereunder or extend the Maturity Date; provided that solely with respect to an amendment of this Agreement extending the Maturity Date to December 31, 2003, such amendment shall be effective if signed by the Required Lenders or (2) all of the Lenders (w) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (x) amend this Section 11.10 or the definition of Required Lenders, (y) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.25 or (z) release all or any substantial portion of the Liens granted to the Agent hereunder under the DIP Order, the Canadian



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

Recognition Order or under any other Loan Document, or release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrowers or any Guarantor shall entitle the Borrowers or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each Assignee under Section 11.3(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the extensions of credit held by such Lender. No amendment to this Agreement shall be effective against any Credit Party unless signed by such Credit Party.

                  (b) Notwithstanding anything to the contrary contained in
Section 11.10(a), in the event that the Borrowers request that this Agreement or any other Loan Document be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Required Lenders, then with the consent of the Borrowers and the Required Lenders, the Borrowers and the Required Lenders shall be permitted to amend the Agreement or other Loan Documents without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the US Commitment and the Canadian Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (pursuant to an assignment in accordance with Section 11.3(b)), or an increase in the US Commitment or the Canadian Commitment of one or more of the Required Lenders, so that the aggregate Total Commitments after giving effect to such amendment shall be in the same amount as the aggregate Total Commitments immediately before giving effect to such amendment,
(y) if any extensions of credit are outstanding at the time of such amendment, the making of such additional extensions of credit by such new financial institutions or Required Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding extensions of credit of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate.

         SECTION 11.11 RELEASES.

                  (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon each of the Credit Parties, their successors and assigns and (iii) insure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the Lenders and their respective successors, transferees and assigns. Upon payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Credit Parties subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the US Borrower's expense, execute and deliver to the Credit Parties such documents as the Credit Parties shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Credit Party in a transaction permitted by this Agreement, then the Agent, at the request and sole expense of such Credit Party, shall promptly execute and deliver to such Credit Party all releases or other documents reasonably necessary for the release of the Liens created hereby on



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such Collateral and, if such Collateral is held by the Agent hereunder, deliver such Collateral to such Credit Party or as such Credit Party shall otherwise direct. At the request and sole expense of the Borrowers, in the event of any sale, transfer or other disposition of Capital Stock of a Guarantor in a transaction permitted by this Agreement resulting in 50% or less of the Capital Stock of such Guarantor being directly or indirectly held by the US Borrower, such Guarantor shall (i) be released from all its obligations hereunder, including its guarantee obligations under Section 9 of this Agreement and the security interests on its assets pursuant to Section 2.25 of this Agreement, and
(ii) the Agent shall execute and deliver to such Guarantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral owned or held by such Guarantor and if such Collateral is held by the Agent hereunder deliver such Collateral to such Guarantor or as such Guarantor shall otherwise direct; provided that the US Borrower shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the US Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

         SECTION 11.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.13 HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 11.14 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 11.15 PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrowers or a Guarantor and any Lender or the Agent prior to the execution of this Agreement which relate to extensions of credit to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Fee Letter).

         SECTION 11.16 FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent, the Borrowers will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.



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         SECTION 11.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT
AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

























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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

































            CREDIT, GUARANTEE AND SECURITY AGREEMENT SIGNATURE PAGES

                                     ANNEX A

                                       to

                     CREDIT, GUARANTY AND SECURITY AGREEMENT

                           Dated as of March 21, 2003



                                            US COMMITMENT       US COMMITMENT
Lender                                         AMOUNT             PERCENTAGE
------                                         ------             ----------

JPMorgan Chase Bank                        $12,500,000.00             25%
270 Park Avenue
New York, New York 10017
Attn:    Mr. Douglas Jenks


General Electric Capital Corp.             $12,500,000.00             25%
Commercial Finance (Bank Loan Group)
6 High Ridge Park, Building 6C
Stamford, Connecticut 06927
Attn:    Mr. Revisson R. Bonfim



The Bank of Nova Scotia                    $12,500,000.00             25%
One Liberty Plaza
New York, New York 10006
Attn:    Mr. Joseph Farricielli




Halcyon Partnerships Inc.                  $12,500,000.00             25%
477 Madison Avenue, 8th Floor
New York, New York 10022
Attn:    Mr. John Greene




         Total                             $50.000.000,00            100.0000%

                                    ANNEX A-1

                                       to

                     CREDIT, GUARANTY AND SECURITY AGREEMENT

                           Dated as of March 21, 2003



                                       CANADIAN COMMITMENT  CANADIAN COMMITMENT
Lender                                        AMOUNT             PERCENTAGE
------                                        ------             ----------

JPMorgan Chase Bank                        $2.500.000,00             25%
270 Park Avenue
New York, New York 10017
Attn:    Mr. Douglas Jenks


General Electric Capital Corp.             $2.500.000,00             25%
Commercial Finance (Bank Loan Group)
6 High Ridge Park, Building 6C
Stamford, Connecticut 06927
Attn:    Mr. Revisson R. Bonfim




The Bank of Nova Scotia                    $2.500.000,00             25%
One Liberty Plaza
New York, New York 10006
Attn:    Mr. Mr. Joseph Farricielli


Halcyon Partnerships Inc.                  $2.500.000,00             25%
477 Madison Avenue, 8th Floor
New York, New York 10022
Attn:    Mr. John Greene



         Total                             $10.000.000,00           100.0000%

                                                                Exhibit A to the
                                                                Credit Agreement

                                FORM OF DIP ORDER

                                                                Exhibit B to the
                                                                Credit Agreement

                           FORM OF OPINION OF COUNSEL

                                                                Exhibit C to the
                                                                Credit Agreement

                            FORM OF ISSUANCE REQUEST

                                                                Exhibit D to the
                                                                Credit Agreement

                          FORM OF BORROWING CERTIFICATE

                                                                Exhibit E to the
                                                                Credit Agreement


                           FORM OF CLOSING CERTIFICATE

                                                                Exhibit F to the
                                                                Credit Agreement

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                  SCHEDULE 1.1
                           Existing Letters of Credit



                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.5
                                  Subsidiaries



                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.6
                                      Liens

                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.7
                               Compliance with Law

                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.10
                                   Litigation


                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 6.3
                              Existing Indebtedness

                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 6.5
                               Existing Guarantees


                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 6.7
                          Transactions with Affiliates



                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 6.10
                         Investments, Loans and Advances



                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 6.11
                              Disposition of Assets




Contribution of the process additives portion of the Performance Products segment to Esseco SPA.